                                                                     EXHIBIT 4.1





================================================================================



                              --------------------

                     UNIFI COMMUNICATIONS, INC., as Issuer

                                      and

                        FLEET NATIONAL BANK, as Trustee

                             ---------------------

                                   INDENTURE

                         Dated as of February 21, 1997

                              --------------------

                                  $175,000,000

                           Aggregate Principal Amount

                           14% Senior Notes due 2004

                       Series B 14% Senior Notes due 2004



================================================================================

          Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of February 21, 1997


Trust Indenture                                    Indenture
Act Section                                         Section
-----------------                                  --------

(S) 310(a)(1).....................................   7.11
       (a)(2).....................................   7.11
       (a)(3).....................................   N.A.
       (a)(4).....................................   N.A.
       (a)(5).....................................   7.11
       (b)........................................   7.09; 7.11; 11.02
       (c)........................................   N.A.
(S) 311(a)........................................   7.12
       (b)........................................   7.12
       (c)........................................   N.A.
(S) 312(a)........................................   2.05
       (b)........................................   11.03
       (c)........................................   11.03
(S) 313(a)........................................   7.07
      (b)(1)......................................   10.03
      (b)(2)......................................   7.07
      (c).........................................   7.07; 11.02
      (d).........................................   7.07
(S) 314(a)........................................   4.07; 11.02
      (b).........................................   10.02
      (c)(1)......................................   11.04
      (c)(2)......................................   11.04
      (c)(3)......................................   N.A.
      (d).........................................   10.03; 10.04;10.05
      (e).........................................   11.05
      (f).........................................   N.A.
(S) 315(a)........................................   7.01
       (b)........................................   7.05; 11.02
       (c)........................................   7.01
       (d)........................................   7.01
       (e)........................................   6.11
(S) 316(a) (last
   sentence)......................................   2.09
       (a)(1)(A)..................................   6.05
       (a)(1)(B)..................................   6.04
       (a)(2).....................................   N.A.
       (b)........................................   6.07
       (c)........................................   9.04
(S) 317(a)(1).....................................   6.08
       (a)(2).....................................   6.09
       (b)........................................   2.04
(S) 318(a)........................................   11.01
       (b)........................................   N.A.
       (c)........................................   11.01


________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                               -----------------

                                                                         Page
                                                                         ----

                                  ARTICLE ONE

                      DEFINITIONS AND OTHER PROVISIONS OF
                              GENERAL APPLICATION




Section 1.01.    Definitions...........................................   1
Section 1.02.    Incorporation by Reference of Trust Indenture Act.....  21
Section 1.03.    Rules of Construction.................................  21


                                  ARTICLE TWO

                                 THE SECURITIES



Section 2.01.    Forms and Dating......................................  22
Section 2.02.    Execution and Authentication..........................  23
Section 2.03.    Registrar and Paying Agent............................  23
Section 2.04.    Paying Agent To Hold Money in Trust...................  24
Section 2.05.    Securityholder Lists..................................  24
Section 2.06.    Transfer and Exchange.................................  24
Section 2.07.    Replacement Securities................................  25
Section 2.08.    Outstanding Securities................................  25
Section 2.09.    Treasury Securities...................................  26
Section 2.10.    Temporary Securities..................................  26
Section 2.11.    Cancellation..........................................  26
Section 2.12.    Defaulted Interest....................................  26
Section 2.13.    CUSIP Number..........................................  26
Section 2.14.    Deposit of Moneys.....................................  27
Section 2.15.    Restrictive Legends...................................  27
Section 2.16.    Book-Entry Provisions for Global Security.............  28
Section 2.17.    Special Transfer Provisions...........................  29
Section 2.18.    Liquidated Damages Under Registration Rights Agreement  32


                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES






Section 3.01.    Notices to the Trustee................................. 32
Section 3.02.    Selection of Securities To Be Redeemed................. 33
Section 3.03.    Notice of Redemption................................... 33
Section 3.04.    Effect of Notice of Redemption......................... 34

------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                        Page
                                                                        ----
Section 3.05.    Deposit of Redemption Price............................  34
Section 3.06.    Securities Redeemed or Purchased in Part...............  34


                                 ARTICLE FOUR

                                   COVENANTS

Section 4.01.    Payment of Securities..................................  35
Section 4.02.    Maintenance of Office or Agency........................  35
Section 4.03.    Corporate Existence....................................  35
Section 4.04.    Payment of Taxes and Other Claims......................  36
Section 4.05.    Maintenance of Properties; Insurance; Books and Records;
                 Compliance with Law....................................  36
Section 4.06.    Compliance Certificate.................................  37
Section 4.07.    SEC Reports and Other Information......................  37
Section 4.08.    Limitation on Incurrence of Additional Indebtedness....  38
Section 4.09.    Limitation on Restricted Payments......................  38
Section 4.10.    Limitation on Preferred Stock of Restricted Subsidiaries 41
Section 4.11.    Limitation on Liens....................................  42
Section 4.12.    Change of Control......................................  42
Section 4.13.    Disposition of Proceeds of Asset Sales.................  44
Section 4.14.    Limitation on Transactions with Affiliates.............  46
Section 4.15.    Limitation on Restricted and Unrestricted Subsidiarie..  47
Section 4.16.    Limitation on Dividend and Other Payment Restrictions
                 Affecting Restricted Subsidiaries......................  48
Section 4.17.    Escrow Account.........................................  49
Section 4.18.    Limitation on Sale and Leaseback Transactions..........  49
Section 4.19.    Limitation on Line of Business.........................  49
Section 4.20.    Waiver of Stay, Extension or Usury Laws................  50
Section 4.21.    Further Assurances to the Trustee......................  50


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

Section 5.01.    When Company May Merge, etc. ........................... 50
Section 5.02.    Successor Substituted................................... 51

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                  ARTICLE SIX

                                   REMEDIES



                                                                        Page
                                                                        ----

Section 6.01.    Events of Default....................................... 52
Section 6.02.    Acceleration............................................ 53
Section 6.03.    Other Remedies.......................................... 54
Section 6.04.    Waiver of Past Defaults................................. 54
Section 6.05.    Control by Majority..................................... 54
Section 6.06.    Limitation on Suits..................................... 55
Section 6.07.    Right of Holders To Receive Payment..................... 55
Section 6.08.    Collection Suit by Trustee.............................. 55
Section 6.09.    Trustee May File Proofs of Claim........................ 55
Section 6.10.    Priorities.............................................. 56
Section 6.11.    Undertaking for Costs................................... 56
Section 6.12.    Restoration of Rights and Remedies...................... 56


                                 ARTICLE SEVEN

                                    TRUSTEE

Section 7.01.    Duties.................................................. 57
Section 7.02.    Rights of Trustee....................................... 57
Section 7.03.    Individual Rights of Trustee............................ 58
Section 7.04.    Trustee's Disclaimer...................................  58
Section 7.05.    Notice of Default......................................  59
Section 7.06.    Money Held in Trust....................................  59
Section 7.07.    Reports by Trustee to Holders..........................  59
Section 7.08.    Compensation and Indemnity.............................  59
Section 7.09.    Replacement of Trustee.................................  60
Section 7.10.    Successor Trustee by Merger, etc.......................  61
Section 7.11.    Eligibility; Disqualification..........................  61
Section 7.12.    Preferential Collection of Claims Against Company......  61



                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.    Termination of the Company's Obligations...............  62
Section 8.02.    Legal Defeasance and Covenant Defeasance...............  63
Section 8.03.    Application of Trust Money.............................  65
Section 8.04.    Repayment to Company...................................  66
Section 8.05.    Reinstatement..........................................  66
________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.    Without Consent of Holders.............................  66
Section 9.02.    With Consent of Holders................................  67
Section 9.03.    Compliance with Trust Indenture Act....................  68
Section 9.04.    Revocation and Effect of Consents......................  68
Section 9.05.    Notation on or Exchange of Securities..................  69
Section 9.06.    Trustee May Sign Amendments, etc.......................  69


                                  ARTICLE TEN

                 COLLATERAL AND SECURITY; CONTINGENT WARRANTS

Section 10.01.     Escrow Agreement.....................................  69
Section 10.02.     Recording and Opinions...............................  70
Section 10.03.     Release of Collateral................................  71
Section 10.04.     Certificates of the Company..........................  71
Section 10.05.     Authorization of Actions To Be Taken by the Trustee
                   Under the Escrow Agreement...........................  71
Section 10.06.     Authorization of Receipt of Funds by the Trustee
                   Under the Escrow Agreement...........................  72
Section 10.07.     Termination of Security Interest.....................  72
Section 10.08.     Issuance of Contingent Warrants......................  72



                                ARTICLE ELEVEN

                                 MISCELLANEOUS

Section 11.01.     Trust Indenture Act of 1939............................ 73
Section 11.02.     Notices................................................ 73
Section 11.03.     Communication by Holders with Other Holders............ 74
Section 11.04.     Certificate and Opinion as to Conditions Precedent..... 74
Section 11.05.     Statements Required in Certificate or Opinion.......... 74
Section 11.06.     Rules by Trustee, Paying Agent, Registrar.............. 75
Section 11.07.     Governing Law.......................................... 75
Section 11.08.     No Interpretation of Other Agreements.................. 75
Section 11.09.     No Recourse Against Others............................. 75
Section 11.10.     Successors............................................. 75
Section 11.11.     Counterparts........................................... 75
Section 11.12.     Separability........................................... 75

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                           Page
                                                                           ----

Section 11.13.     Table of Contents, Headings, etc....................... 75
Section 11.14.     Benefits of Indenture.................................. 76
Section 11.15.     Business Days.......................................... 76


SIGNATURES


EXHIBIT A       Form of Initial Security
EXHIBIT B       Form of Exchange Security
EXHIBIT C       Form of Legend for Book-Entry Security
EXHIBIT D       Form of Certificate To Be Delivered in Connection with
                Transfers to Non-QIB Accredited Investors
EXHIBIT E       Form of Certificate To Be Delivered in Connection with
                Transfers Pursuant to Regulation S
EXHIBIT F       Form of Escrow Agreement
EXHIBIT G       Form of Subordination

________________________

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of February 21, 1997, between UNIFI
COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), and FLEET NATIONAL BANK, a national banking association, as trustee (the "Trustee").

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 14% Senior Notes due 2004 (the "Initial Securities") and the Company's Series B 14% Senior Notes due 2004 (the "Exchange Securities" and together with the Initial Securities, the "Securities").


                                  ARTICLE ONE


            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          1.01.  Definitions.
                 -----------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person, including any such Indebtedness incurred by such Person in connection with, or in anticipation or contemplation of, such Person's becoming a Restricted Subsidiary or such acquisition, merger or consolidation.

          "Additional Interest" has the meaning set forth in Section 2.18.

          "Affiliate" means a Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Restricted Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" shall not, with respect to the Company, include any Restricted Subsidiary of the Company.

          "Agent" means any Registrar or Paying Agent of the Securities.

          "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary, (b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person (c) the acquisition by the Company or any Restricted Subsidiary of any division or line of business of any Person or (d) any other asset acquisition by the Company or a Restricted Subsidiary which permits or requires pro forma financial information prepared in
                                     --- -----
accordance with Rule 11-01 under Regulation S-X promulgated under the Securities Act.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer or disposition for value (for purposes of this definition, each, a "disposition") by the Company or any Restricted Subsidiary (including, without limitation, pursuant to any Sale and Leaseback Transaction or any merger or consolidation of any Subsidiary of the Company with or into another Person (other than the Company or any Restricted Subsidiary of the Company) whereby such Subsidiary shall cease to be a Restricted Subsidiary) to any Person of (i) any Capital Stock of any Restricted Subsidiary (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law); (ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary, other than in the ordinary course of business; provided, however, that for purposes of Section
                                 -------- -------
4.13, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $1,000,000 in any fiscal year; (b) transactions complying with Section 5.01; (c) any disposition to the Company; (d) any disposition to a Restricted Subsidiary of the Company;
(e) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with Section 4.11; (f) any Restricted Payment (or Permitted Investment) permitted by Section 4.09; and (g) any disposition of assets or property in the ordinary course of business and on ordinary business terms to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business.

          "Asset Sale Offer" has the meaning set forth in Section 4.13.

          "Asset Sale Offer Price" has the meaning set forth in Section 4.13.

          "Asset Sale Purchase Date" has the meaning set forth in Section 4.13.

          "Attributable Value" means, as to any particular lease under which any Person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

          "Bankruptcy Law" means Title 11, United States Code or any similar law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or State of Massachusetts are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for purposes of this Indenture, the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) certificates of deposit with a maturity of 180 days or less of any financial institution that is organized under the laws of the United States, any state thereof or the District of Columbia that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the
             --------
guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "Change of Control" means the occurrence of one or more of the following events:

          (i) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group") (whether or not otherwise in compliance with the provisions of this Indenture), other than a Permitted Holder, in any such event pursuant to a transaction in which, immediately after the consummation thereof the Person or Persons owning a majority of the voting power of the Voting Stock of the Company immediately prior to the consummation of such transaction, shall not own, directly or indirectly, a majority of the voting power of the Voting Stock of the Person to whom such sale, lease, exchange, transfer or other disposition has been made; or

          (ii) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors who were nominated by a Permitted Holder or whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (iii) any Person or Group (other than a Permitted Holder) is or becomes, by purchase, tender offer, exchange offer, open market purchases, privately negotiated purchases or otherwise, the

"beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or after the passage of time only), directly or indirectly, of more than 50% of the total then outstanding voting power of the Voting Stock of the Company (for the purpose of this clause (iii), such Person or Group will be deemed to "beneficially own" (determined as aforesaid) the voting power of the Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") if such Person or Group "beneficially owns," directly or indirectly, a majority of the voting power of the Voting Stock of such parent corporation); or

          (iv) the Company consolidates with or merges into another Person and the stockholders immediately prior to such merger or consolidation hold less than a majority of the voting power of the Voting Stock of the resulting entity.

          "Change of Control Date" has the meaning set forth in Section 4.12.

          "Change of Control Offer" has the meaning set forth in Section 4.12.

          "Change of Control Payment Date" has the meaning set forth in Section 4.12.

          "Closing Price" means on any Trading Day with respect to the per share price of any shares of Capital Stock the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on Nasdaq or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose.

          "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such Person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, an Executive Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, in form and substance satisfactory to the Trustee and delivered to the Trustee.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income of such Person, plus (ii) to the extent such Consolidated Net Income has been reduced
        ----
thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses), (B) Consolidated Interest Expense of such Person and (C) without duplication of any amount included in subclause (A) or (B) of this clause (ii), Consolidated Non-Cash Charges of such Person, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP, less (iii) (A)
                                                                ----
all non-cash items increasing such Consolidated Net Income for such period and
(B) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

          "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of (i) the interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Swap Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities, and (e) all accrued interest and (ii) the interest component of Capitalized Lease Obligations paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom, without
           --------  -------
duplication, (a) gains and losses from sales or other dispositions of assets of such Person or any Restricted Subsidiary of such Person or of Capital Stock of any Restricted Subsidiary of such Person or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b) items classified as extraordinary or nonrecurring gains and losses, and the related tax effects according to GAAP, (c) the net income of any Unrestricted Subsidiary and Persons (other than Restricted Subsidiaries) accounted for by such Person using the equity method of accounting, except to the extent of cash dividends or distributions actually paid in cash to such Person or any Restricted Subsidiary (in the case of any such payment to a Restricted Subsidiary, subject to the limitations set forth in clause (e) of this definition), (d) the net income (or loss) of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of such first referred to Person or is merged or consolidated with such Person or any of its Restricted Subsidiaries, (e) the net income (but not loss) of any Restricted Subsidiary of such Person for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by charter, contract (other than, for purposes of Section 4.08, any such payment restrictions set forth in any Vendor Financing Arrangement permitted to be incurred under this Indenture), operation of law or otherwise (regardless of any waiver), and (f) any gain or loss realized upon the termination of any employee benefit plan, on an after-tax basis.

          "Consolidated Net Worth" means, with respect to any Person, at any date, the consolidated stockholders' equity of such Person and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, less any amounts attributable to Disqualified Capital Stock of such Person and any Preferred Stock of any of its Restricted Subsidiaries (other than to the extent held by such Person or any of its Restricted Subsidiaries).

          "Consolidated Non-Cash Assets" means, with respect to any Person on any date of determination, the total assets of such Person and its Restricted Subsidiaries less all cash and Cash Equivalents (including restricted cash) of such Person and its Restricted Subsidiaries on such date determined on a consolidated basis in accordance with GAAP. For purposes of the preceding sentence, the "date of determination" shall be the last day of the fiscal quarter immediately preceding the date of determination.

          "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary or nonrecurring item and net of any cash payments made in such period in respect of any such non-cash expense).

          "Consolidated Total Indebtedness" means, with respect to any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Restricted Subsidiaries.

          "consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries (or its Restricted Subsidiaries, as the case may be) if and to the extent the accounts of such Person and each of its Subsidiaries (or its Restricted Subsidiaries, as the case may be) would normally be consolidated, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

          "Contingent Warrants" means warrants issued to the Holders of the Securities, exercisable for 8.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants in the event that the Company does not effect a primary underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act on or prior to September 1, 1999 resulting in gross proceeds to the Company of at least $35,000,000, isssued pursuant to the terms of the Warrant Agreement.

          "control" means, with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located in Boston, Massachusetts.

          "covenant defeasance" has the meaning set forth in Section 8.02.

          "Cumulative EBITDA" means the cumulative Consolidated EBITDA of the Company from and after the first day of the first fiscal quarter beginning after the Issue Date to the end of the fiscal quarter immediately preceding the date of determination ending not more than 135 days prior to the date of determination, or, if such cumulative Consolidated EBITDA for such period is negative, minus the amount by which such cumulative Consolidated EBITDA is less than zero.

          "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after the Issue Date to the end of the fiscal quarter immediately preceding the date of determination ending not more than 135 days prior to the date of determination.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or similar agreement or arrangement designed to protect the Company or any Subsidiary of the Company against fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depositary" means The Depository Trust Company, its nominees and successors.

          "Determination Date" has the meaning set forth in the definition of Leverage Ratio.

          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Securities.

          "Electronic Messaging Business" has the meaning set forth in Section 4.19.

          "Eligible Institution" means a commercial banking institution that has combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to S&P or Moody's at the time as of which any investment or rollover therein is made.

          "Equity Offering" means an underwritten primary public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the SEC in accordance with the Securities Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Escrow Agent" means Fleet National Bank, as Escrow Agent pursuant to the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement dated as of February 21, 1997, among the Company, Fleet National Bank, as Escrow Agent and Fleet National Bank, as Trustee.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the exchange offer to be filed with the SEC relating to the Exchange Securities pursuant to the Registration Rights Agreement with the Initial Purchaser.

          "Exchange Securities" has the meaning set forth in the preamble to this Indenture.

          "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Except as provided in the TIA, and except with respect to non-cash Investments not exceeding $5,000,000, fair market value shall be determined
(I) with respect to any Asset Sale involving consideration of less than $5,000,000, by management of the Company and (II) in all other cases (whether or not involving an Asset Sale), by the Board of Directors acting in good faith and shall be evidenced by a Board Resolution; provided, however, that if (A) the
                                          --------  -------
aggregate non-cash consideration to be received by the Company or any Restricted Subsidiary from any Asset Sale shall reasonably be expected to exceed $25,000,000 or (B) if the net worth of any Restricted Subsidiary to be designated as an Unrestricted Subsidiary shall reasonably be expected to exceed $25,000,000,then fair market value shall be determined by a nationally recognized investment banking firm.

          "Fax International Japan, Inc." means Fax International Japan, Inc., a majority-owned subsidiary of the Company.

          "FCC" means the Federal Communications Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Final Maturity Date" means March 1, 2004.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

          "Global Security" has the meaning set forth in Section 2.01.

          "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (but if in part, only to the extent thereof); provided,
                                                                --------
however, that the term "guarantee" shall not include (A) endorsements for
-------
collection or deposit in the ordinary course of business and (B) guarantees (other than guarantees of Indebtedness) by the Company in respect of assisting one or more Subsidiaries in the ordinary course of their respective businesses, including without limitation guarantees of trade obligations and operating leases, on ordinary business terms. The term "guarantee" used as a verb has a corresponding meaning.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "incur" has the meaning set forth in Section 4.08; and "incurrence" and "incurred" shall have meanings correlative to the foregoing.

          "Indebtedness" means with respect to any Person, without duplication, any liability of such Person or such Person's Restricted Subsidiaries (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting Capitalized Lease Obligations, (iv) incurred or assumed as the deferred purchase price of property or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (v) for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) for Indebtedness of others guaranteed by such Person, (vii) for Interest Swap Obligations, (viii) for the higher of the voluntary liquidation preference, involuntary liquidation preference, fixed redemption price or repurchase price of all Disqualified Capital Stock and (ix) for Indebtedness of any other Person of the type referred to in clauses (i) through
(viii) which is secured by any Lien on any property or asset of such first referred to Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided, however, that if
                                                   --------  -------
the obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. The amount of Indebtedness of any Person at any date shall be the outstanding principal amount of all unconditional obligations described above, to the extent that such amount would be reflected on a balance sheet prepared in accordance with GAAP, and the maximum liability at such date of such Person for any contingent obligations described above. For purposes of this Indenture, the issuance of any Warrants shall not constitute the incurrence of Indebtedness.

          "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

          "Initial Purchaser" means Smith Barney Inc., pursuant to the Purchase Agreement dated February 14, 1997, between the Company and the Initial Purchaser.

          "Initial Securities" has the meaning set forth in the preamble to this Indenture.

          "Initial Warrants" means the warrants of the Company issued on the Issue Date, initially to purchase 4,816,818 shares of Common Stock of the Company.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

          "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or agreement.

          "Investment" by any Person means any direct or indirect (i) loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to others or payments for property or services for the account or use of others, or otherwise), (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness) and (iii) guarantee or assumption of the Indebtedness of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration with a fair market value at least equal to the principal amount of the Indebtedness assumed). Investments shall exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company unless the fair market value of such Investment exceeds $5,000,000, in which case the fair market value shall be determined conclusively in good faith by the Board of Directors at the time such Investment is made. Notwithstanding the foregoing, the purchase or acquisition of any securities of any other Person to the extent effected with Qualified Capital Stock of the Company shall not be deemed to be an Investment. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Issue Date" means February 21, 1997.

          "legal defeasance" has the meaning set forth in Section 8.02.

          "Leverage Ratio" means, as to any Person, the ratio of (i) the Consolidated Total Indebtedness of such Person as of the date of the transaction or event giving rise to the need to calculate the Leverage Ratio (the "Determination Date") on a consolidated basis in accordance with GAAP to (ii) the product of (A) the Consolidated EBITDA of such Person for the full fiscal quarter for which financial information is available ending immediately prior to the Determination Date (such fiscal quarter, the "Measurement Period") and (B) four.

          For purposes of this definition, the Consolidated Total Indebtedness of the Person as of the Determination Date shall be adjusted as if the Indebtedness giving rise to the need to perform such calculation had been incurred and the proceeds therefrom had been applied on the first day of the Measurement Period. For purposes of calculating Consolidated EBITDA of the Company for the Measurement Period immediately prior to the relevant Determination Date, (I) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Restricted Subsidiary at all times during such Measurement Period, (II) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period and
(III) if the Company or any Restricted Subsidiary shall have in any manner (x) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) or (y) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during the Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation will be made on a pro forma basis in accordance with GAAP as if, in the case
                  --- -----
of an Assett Acquisition or the commencement of activities constituting such operating business, all such transactions had been consummated on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period.


          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any option or other agreement to sell, and any filing of or any agreement to give, any security interest).

          "Material Subsidiary" means, at any date of determination, any one or more Restricted Subsidiaries that, (i) for the most recent fiscal year of the Company accounted for more than 10% of the consolidated revenues of the Company (exclusive of all Unrestricted Subsidiaries) or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company (exclusive of all Unrestricted Subsidiaries), all as set forth on the most recently available consolidated financial statements of the Company and its consolidated Restricted Subsidiaries for such fiscal year prepared in conformity with GAAP.

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Measurement Period" has the meaning set forth in the definition of Leverage Ratio.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents (including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents) received by the Company or any Restricted Subsidiary from such Asset Sale net of (i) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions, recording fees, title insurance premiums, appraisers' fees and costs reasonably incurred in preparation of any asset or property for sale), (ii) taxes paid or reasonably estimated to be payable (calculated based on the combined state, federal and foreign statutory tax rates applicable to the Company or the Restricted Subsidiary consummating such Asset
Sale) and (iii) repayment of Indebtedness secured by assets subject to such Asset Sale, (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve, in accordance with GAAP against any liabilities associated with such assets and retained by the Company or any Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters and the after-tax cost of any indemnification payments (fixed or contingent) attributable to the seller's indemnities to the purchaser undertaken by the Company or any Restricted Subsidiary in connection with any such Asset Sale (but excluding any payments which, by the terms of the indemnities will not, under any circumstances, be made during the term of the Securities) and (v) all distributions and other payments required to be made to minority interests holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale; provided, however, that if the instrument or
                           --------  -------
agreement governing such Asset Sale requires the transferor to maintain a portion of the purchase price in escrow (whether as a reserve for adjustment of the purchase price or otherwise) or to provide for indemnification of the transferee for specified liabilities in a maximum specified amount, the portion of the cash or Cash Equivalents that is actually placed in escrow or segregated and set aside by the transferor for such indemnification obligations shall not be deemed to be Net Cash Proceeds until the escrow terminates or the transferor ceases to segregate and set aside such funds, in whole or in part, and then only to the extent of the proceeds released from escrow to the transferor or that are no longer segregated and set aside by the transferor.

          "Offering Memorandum" means the Offering Memorandum dated February 14, 1997 pursuant to which the Securities were offered, and any supplement thereto.

          "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company, in form and substance satisfactory to the Trustee and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion, in form and substance satisfactory to the Trustee, from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

          "Payment Restriction" has the meaning set forth in Section 4.16.

          "Permitted Holder" means any of (i) Douglas J. Ranalli, any spouse or lineal descendant thereof, any trust the beneficiaries of which are any of the foregoing or any affiliate of any of the foregoing, and (ii) SingTel and its affiliates.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (a) the Initial Securities and the Exchange Securities;

          (b) Indebtedness of a Restricted Subsidiary of the Company owed to and held by the Company or another Restricted Subsidiary of the Company, in each case which is not subordinated in right of payment to any Indebtedness of such Restricted Subsidiary, except that (x) any transfer of such Indebtedness by the Company or a Restricted Subsidiary of the Company (other than to the Company or to a Restricted Subsidiary of the Company) and (y) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary of the Company which is owed Indebtedness of another Restricted Subsidiary of the Company such that it ceases to be a Restricted Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of Section 4.08.

          (c)  Refinancing Indebtedness;

          (d) Interest Swap Obligations; provided, however, that such Interest
                                         --------  -------
     Swap Obligations are entered into to protect the Company from fluctuations in interest rates of its Indebtedness, to the extent the notional principal amount of such Interest Swap Obligations do not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate;

          (e) Indebtedness of the Company or any Restricted Subsidiary incurred under Vendor Financing Arrangements in an aggregate principal amount at any one time outstanding not to exceed the lesser of (x) $40,000,000 or (y) 100% of the cost of the goods purchased from the vendor;

          (f) Indebtedness of Fax International Japan, Inc. not to exceed $5,000,000 principal amount in the aggregate at any one time outstanding;

          (g) Indebtedness incurred by the Company, not to exceed $25,000,000 principal amount in the aggregate at any one time outstanding; provided
                                                                    --------
     that such indebtedness is unsecured and subordinated, pursuant to a written agreement (containing subordination terms which are at least as favorable to Holders of the Securities as those set forth as Exhibit G to this Indenture), to the Company's obligations under this Indenture and the Securities;

          (h) Indebtedness of the Company or any Restricted Subsidiary represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business pursuant to ordinary business terms;

          (i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within two business days of incurrence;

          (j) Indebtedness outstanding on the Issue Date less any prepayments or repayments in respect thereof including any indebtedness issued in lieu of interest in respect of any indebtedness outstanding on the Issue Date;

          (k) Acquired Indebtedness of any corporation that becomes a Restricted Subsidiary after the Issue Date which Indebtedness is existing at the time such corporation becomes a Restricted Subsidiary; provided, however, that
                                                       --------  -------
     (A) immediately after giving effect to such corporation becoming a Restricted Subsidiary the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in accordance with the Leverage Ratio of Section 4.08, (B) such Indebtedness is without recourse to the Company or to any Restricted Subsidiary or to any of their respective properties or assets other than the Person becoming a Restricted Subsidiary or its properties and assets and (C) such Indebtedness was not incurred as a result of or in connection with or in contemplation of such entity becoming a Restricted Subsidiary;

          (l) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount (or accreted value, as applicable) not to exceed $15,000,000 as of the date of any incurrence; and

          (m) Indebtedness of the Company not to exceed (A) the aggregate cash proceeds received by the Company after the Issue Date from the sale or issuance of Qualified Capital Stock less (B) the portion of such proceeds
                                         ----
     utilized to make, or anticipated to be used to make, Restricted Payments or Permitted Investments described in clauses (iv), (x) or (xi) of the definition of "Permitted Investments", after the Issue Date; provided that
                                                                  --------
     (x) such Indebtedness shall have a final maturity which is later than the final maturity of the Securities and (y) the Weighted Average Life to Maturity of such Indebtedness is greater than the Weighted Average Life to Maturity of the Securities.

          "Permitted Investment" means, without duplication, each of the following:

             (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) or any Person that after such Investment and, as a result thereof, becomes a Restricted Subsidiary of the Company and Investments in the Company by any Subsidiary of the Company;

             (ii)  Cash and Cash Equivalents;

             (iii) Loans or advances to directors, officers and employees made in the ordinary course of business;

             (iv) Investments by the Company or any Subsidiary of the Company for which the sole consideration provided is Qualified Capital Stock;

             (v) Investments arising as a result of the receipt by the Company or any Restricted Subsidiary of non-cash consideration for an Asset Sale effected in compliance with Section 4.13;

             (vi) Investments in an aggregate amount (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) not to exceed the aggregate net proceeds, including the fair market value of property other than cash (as determined in good faith by the Board of Directors), received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Restricted Subsidiary of the Company, or from the issuance to a Person who is not a Restricted Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed prior to the Stated Maturity of the Securities, less the aggregate net proceeds used to make or committed to be used to make any Restricted Payments or any Permitted Investments);

             (vii) advances to customers made in the ordinary course of business;

             (viii) Investments in Currency Agreements and Interest Rate Agreements;

             (ix) Investments in evidences of Indebtedness, securities or other property received by the Company or any Restricted Subsidiary from another Person in connection with any bankruptcy proceedings or by reason of a composition, restructuring or readjustment of debt or a reorganization of such Person or as a result of foreclosure, perfection or enforcement of any Lien;

             (x) Investments in WorldVoice Inc. (or any successor thereof) in an aggregate amount not to exceed (A) $5,000,000 and (B) an additional $10,000,000 from and after April 1, 1997, in each case on a basis consistent with the letters of intent relating thereto in effect as of the Closing Date; and

             (xi) other Investments (with each such Investment being valued as of the date made and without giving effect to subsequent changes in value) in an aggregate amount not to exceed $15,000,000 at any one time outstanding; provided that not more than $5,000,000 of the
                                  --------
     Investments pursuant to this clause (xi) is invested directly or indirectly within any one country.

          "Permitted Liens" means, without duplication, each of the following:

             (i) Liens in favor of the Trustee in its capacity as trustee for the Holders;

             (ii) Liens existing on the Issue Date as in effect on such date;

             (iii) Liens on property of the Company or a Restricted Subsidiary securing Indebtedness incurred pursuant to (A) the Leverage Ratio to the extent the Indebtedness is incurred pursuant to a Vendor Financing Agreement, (B) clauses (e), (f) or (l) of Permitted Indebtedness, and (C) Liens on Capital Stock of Unrestricted Subsidiaries;

             (iv) Liens on property existing on the date of acquisition thereof;

     provided, however, that such Liens are not incurred as a result of, or in
     --------  -------
     connection with or in anticipation of, such transaction and such Liens relate solely to the property so acquired;

             (v) Liens to secure the payment of all or a part of the purchase price or construction cost of acquired or constructed property which is to be used by the Company exclusively in the Electronic Messaging Business, including related activities and services, after the Issue Date; provided,
                                                                      --------
     however, that the Indebtedness secured by such Liens shall not exceed 100%
     -------
     of the cost of such property and such Liens shall not extend to any other property or assets of the Company or of any Restricted Subsidiary other than the property or assets so acquired;

             (vi) Liens for taxes, assessments and governmental charges to the extent not required to be paid under this Indenture;

             (vii) statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other like Liens to the extent not required to be paid under this Indenture;

             (viii) pledges or deposits to secure lease obligations or nondelinquent obligations under workers' compensation, unemployment insurance or similar legislation (other than ERISA);

             (ix) Liens to secure the performance of public statutory obligations that are not delinquent, performance bonds or other obligations of a like nature (other than for borrowed money), in each case incurred in the ordinary course of business pursuant to ordinary business terms;

             (x) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances incurred in the ordinary course of business pursuant to ordinary business terms not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

             (xi) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of letters of credit or bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business pursuant to ordinary business terms;

             (xii) judgment and attachment Liens not giving rise to an Event of Default;

             (xiii) leases or subleases granted to others in the ordinary course of business pursuant to ordinary business terms and consistent with past practice not interfering in any material respect with the business of the Company or any Restricted Subsidiary;

             (xiv) any interest or title of a lessor in the property subject to any lease, whether characterized as capitalized or operating other than any such interest or title resulting from or arising out of a default by the Company or any Restricted Subsidiary of its obligations under such lease;

             (xv) Liens arising from filing UCC financing statements for precautionary purposes in connection with true leases of personal property that are otherwise permitted under this Indenture and under which the Company or any Restricted Subsidiary is a lessee;

             (xvi) Liens with respect to Acquired Indebtedness incurred in accordance with Section 4.08; provided, however, that (A) such Liens
                                   --------  -------
     secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company and were not granted as a result of, in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company;

             (xvii) Liens to secure Capitalized Lease Obligations to the extent arising from transactions consummated in compliance with Section 4.08 and
     Section 4.18; provided, however, that such Liens do not extend to or cover
                   --------  -------
     any property or assets of the Company or of any Restricted Subsidiary, other than the property or assets subject to such Capitalized Lease Obligation;

             (xviii) any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent
                                         --------  -------
     any such clause limits the amount secured or the asset subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amount secured thereby beyond the assets or amounts set forth in such clauses;

             (xix) Liens securing Indebtedness under the Steelcase Financing Documents as in effect on the Issue Date and replacements thereof as permitted by the Steelcase Financing Documents as in effect on the Issue Date; and

             (xx) any Lien arising by operation of law.

          "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Physical Security" has the meaning set forth in Section 2.01.

          "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "Private Placement Legend" means the first paragraph of the legend initially set forth on the Securities in the form set forth on Exhibit A.

          "Productive Assets" means assets of a kind used or usable by the Company and the Restricted Subsidiaries in the Electronic Messaging Business or businesses reasonably related thereto.

          "pro forma" means, with respect to any calculation made or required to
           --- -----
be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "Purchase Agreement" means the Purchase Agreement dated February 14, 1997 between the Company and the Initial Purchaser.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Qualified Institutional Investor" or "QIB" has the meaning specified in Rule 144A under the Securities Act.

          "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

          "refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part; "refinanced" and "refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any refinancing by the Company of Indebtedness of the Company or of any Restricted Subsidiaries existing on the Issue Date or incurred in accordance with Section 4.08 (other than pursuant to clauses (b), (d), (e), (f), (h) and (i) of the definition of Permitted Indebtedness); provided, however, that such Indebtedness so incurred to
               --------  -------
refinance such other Indebtedness (the "Existing Indebtedness") (1) is not in an aggregate principal amount as of the date of the consummation of such proposed refinancing in excess of (or if such Indebtedness being incurred to refinance the Existing Indebtedness is issued with original issue discount, at an original issue price not in excess of) the sum of (i) the aggregate principal amount outstanding of the Existing Indebtedness (provided that (a) if such Existing Indebtedness was issued with original issue discount, in excess of the accreted amount of such Existing Indebtedness (as determined in accordance with GAAP) as of the date of such proposed refinancing,
(b) if such Existing Indebtedness was incurred pursuant to a revolving credit facility or any other agreement providing a commitment for subsequent borrowings, with a maximum commitment under the agreement governing the Indebtedness proposed to be incurred not in excess of the maximum commitment amount under such Existing Indebtedness and (c) any amount of such Existing Indebtedness owned or held by the Company or any of its Subsidiaries shall not be deemed to be outstanding for the purposes hereof) as of the date of such proposed refinancing, plus (ii) the amount of any reasonable premium paid
                      ----
with respect to such Existing Indebtedness and plus (iii) the amount of
                                               ----
reasonable expenses incurred by the Company in connection with such refinancing and (2) does not have (I) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Existing Indebtedness or (II) a final maturity earlier than the final maturity of the Existing Indebtedness; provided, further, however, that (y) if such Existing
--------  -------  -------
Indebtedness is subordinate or junior to the Securities, then such Indebtedness proposed to be incurred to refinance the Existing Indebtedness shall be subordinate to the Securities at least to the same extent and in the same manner as the Existing Indebtedness and (z) such Indebtedness proposed to be incurred to refinance the Existing Indebtedness is not incurred more than three months prior to the complete retirement or defeasance of the Existing Indebtedness with the proceeds thereof. With respect to any Refinancing of Indebtedness under the SingTel Credit Agreement and the SingTel Equipment Financing Agreement, in addition to the foregoing, no Indebtedness incurred to refinance such SingTel Indebtedness shall provide for any payment of interest or other amounts thereon prior to the times at which, and not in excess of the amount of, interest and other amounts are payable on the SingTel Indebtedness.

          "Registrar" has the meaning set forth in Section 2.03.

          "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of February 21, 1997 between the Company and the Initial Purchaser.

          "Regulation S" means Regulation S under the Securities Act.

          "Restricted Payment" has the meaning set forth in Section 4.09.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) under the Securities Act; provided that the Trustee shall be entitled to request
                          --------
and conclusively rely upon an Opinion of Counsel with respect to whether any Security is a Restricted Security.

          "Restricted Subsidiary" means any present or future Subsidiary of the Company which, as of the determination date, is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Securities" means the Initial Securities and the Exchange Securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "SingTel" means Singapore Telecommunications Limited, its successors and assigns.

          "SingTel Credit Agreement" means the Credit Agreement dated as of April 10, 1995 between the Company and SingTel N.V. (as amended) as in effect on the Issue Date.

          "SingTel Documents" means each of the agreements between SingTel or any of its affiliates, on the one hand, and the Company or any Restricted Subsidiary, on the other hand, in each case as in effect on the Closing Date.

          "SingTel Equipment Financing Agreement" means the Term Loan Agreement -- Equipment dated as of April 10, 1995 between the Company and SingTel N.V. (as amended) as in effect on the Issue Date.

          "S&P" means Standard & Poor's Corporation, and its successors.

          "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Steelcase Financing Documents" means certain secured loan and lease financing arrangements between the Company and Steelcase Financial Services Inc., as in effect on the Issue Date.

          "Subsidiary," with respect to any Person, means (i) any corporation of which at least a majority of the outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the outstanding Voting Stock is at the time, directly or indirectly, owned by such Person.

          "Surviving Entity" has the meaning set forth in Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the Issue Date (other than with respect to
Section 9.03); provided, however, that in the event the Trust Indenture
               --------  -------
Act of 1939 is amended after such date, "TIA" means, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trading Day" means with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

          "Trust Officer" means any officer in the Corporate Trust Department of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Units" means those securities of the Company offered pursuant to the Offering Memorandum; each Unit consists of one Security (each at $1,000 principal amount) and one warrant to initially purchase 27.524674 shares of Common Stock.

          "Unrestricted Subsidiary" means a Subsidiary of the Company so designated by a resolution adopted by the Board of Directors in accordance with
Section 4.15.

          "U.S. Government Securities" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or the specific payment of principal of or interest on the U.S. Government obligation evidenced by such depository receipt.

          "Vendor Financing Arrangements" means any Indebtedness (including Indebtedness under any credit facility entered into with any vendor or supplier or any financial institution acting on behalf of such vendor or supplier);

provided that such Indebtedness is incurred solely for the purpose of financing
--------
the cost (including the cost of design, development, improvement, construction or integration) of assets used or usable in the Electronic Messaging Business.

          "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "Warrants" means the Initial Warrants and the Contingent Warrants.

          "Warrant Agent" means Fleet National Bank, as Warrant Agent pursuant to the Warrant Agreement.

          "Warrant Agreement" means the Warrant Agreement dated as of February 21, 1997 between the Company and Fleet National Bank, as Warrant Agent.

          "Warrant Shares" means shares of Common Stock of the Company issuable upon exercise of the Initial Warrants and the Contingent Warrants pursuant to the terms of the Warrant Agreement.

          "Warrant Shares Registration Rights Agreement" means that certain Warrant Shares Registration Rights Agreement dated as of February 21, 1997 between the Company and the Initial Purchaser.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Preferred Stock at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount or liquidation preference of such Indebtedness or Preferred Stock into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal or liquidation preference, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          1.02.  Incorporation by Reference of Trust Indenture Act.
                 -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (unless expressly excluded herefrom). The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;
           ----------

          "indenture securities" means the Securities;
           --------------------

          "indenture security holder" means a Securityholder or Holder;
           -------------------------

          "indenture to be qualified" means this Indenture;
           -------------------------

          "indenture trustee" or "institutional trustee" means the Trustee; and
           -----------------      ---------------------

          "obligor" on the indenture securities means the Company or any other
           -------
obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          1.03.  Rules of Construction.
                 ---------------------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          1. a term has the meaning assigned to it;

          2. words in the singular include the plural, and words in the plural include the singular;

          3. "or" is not exclusive;

          4. provisions apply to successive events and transactions;

          5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          7. all references to $ or dollars shall refer to the lawful currency of the United States of America.


                                  ARTICLE TWO


                                THE SECURITIES

          2.01.  Forms and Dating.
                 ----------------


          The Initial Securities and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto. The Exchange Securities and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit B hereto. The Securities may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof.
The Securities shall be issuable only in registered form without coupons and only in principal denominations of $1,000 and integral multiples thereof.

          The definitive Securities shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A and Exhibit B shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth on Exhibit C (the "Global Security"). The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of permanent certificated Securities, when permitted under Regulation S, in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated Securities in registered form, in substantially the form set forth in Exhibit A (the "U.S. Physical

Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

          2.02.  Execution and Authentication.
                 ----------------------------

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The Company's seal, if any, may be impressed, affixed, imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Initial Securities for original issue in an aggregate principal amount not to exceed $175,000,000 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Initial Securities and certifying that all conditions precedent to the issuance of the Initial Securities contained herein have been complied with. Upon a written order of the Company signed by two Officers, the Trustee shall authenticate the Exchange Securities in an aggregate principal amount not to exceed $175,000,000 for issuance in exchange for Initial Securities previously issued pursuant to an exchange offer registered under the Securities Act. The aggregate principal amount of Securities outstanding at any time may not exceed $175,000,000 except as provided in Section 2.07.

          With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

          2.03.  Registrar and Paying Agent.
                 --------------------------

          The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Securities may be presented for payment of principal, premium, if any, and interest (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent or agent for service of notices and demands. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

          2.04.  Paying Agent To Hold Money in Trust.
                 -----------------------------------

          Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and the Company (or any other obligor on the Securities) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any default in the payment of the principal of or interest on the Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Securities) shall have no further liability for the money so paid over to the Trustee.

          2.05.  Securityholder Lists.
                 --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

          2.06.  Transfer and Exchange.
                 ---------------------

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met;

provided, however, that the Securities surrendered for transfer or exchange
--------  -------
shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's written request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

          Any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry system.

          2.07.  Replacement Securities.
                 ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Security is replaced. The Company or the Trustee may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

          In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable within one year, the Company in its discretion may, subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          2.08.  Outstanding Securities.
                 ----------------------

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of its Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding
             ---- ----
upon surrender of such Security and replacement thereof pursuant to Section
2.07.

          If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

          2.09.  Treasury Securities.
                 -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows or has reason to know are so owned shall be disregarded.

          2.10.  Temporary Securities.
                 --------------------


          Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

          2.11.  Cancellation.
                 ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          2.12.  Defaulted Interest.
                 ------------------

          If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to the Trustee and to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          2.13.  CUSIP Number.
                 ------------

          The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided,
                                                               --------
however, that any such notice may state that no representation is made as to the
-------
correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          2.14.  Deposit of Moneys.
                 -----------------

          Prior to 10:00 a.m., New York City time, on, or before, each Interest Payment Date and Maturity Date, the Company shall deposit, or cause to be deposited, with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

          2.15 Restrictive Legends.
               -------------------

          Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until after the third anniversary of the Issue Date, unless otherwise agreed by the Company and the Holder thereof:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY THEN BE REQUIRED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY THEN BE REQUIRED BY RULE 144(k) UNDER THE SECURITIES
          ACT) AFTER THE ORIGINAL ISSUANCE OF THIS

          SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          Each Global Security shall also bear the following legend on the face thereof:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

          2.16.  Book-Entry Provisions for Global Security.
                 -----------------------------------------

          (a) The Global Security initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in
Section 2.15.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any Agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of the Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.17. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in the Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.17, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.15.

          (f) The Holder of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          2.17.  Special Transfer Provisions.
                 ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons.  The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor that is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the third anniversary of the Issue Date (provided, however, that neither the Company
                                    --------  -------
     nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the third anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor that is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b) Transfers to QIBs.  The following provisions shall apply with
              -----------------
respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c) Private Placement Legend.  Upon the transfer, exchange or
              ------------------------
replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement

Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the third anniversary of the Issue Date (provided, however, that neither the Company
                                     --------  -------
nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the third anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) General.  By its acceptance of any Security bearing the Private
              -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          (e) Transfers of Securities Held by Affiliates.  Any certificate (i)
              ------------------------------------------
evidencing a Security that has been transferred to an Affiliate of the Company within three years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof, for so long as such Security is held by such Affiliate, or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until three years after the last date on which the Company or any Affiliate of the Company was an owner of such Security, in each case, bear a legend in substantially the following form, unless otherwise agreed by the Company (with written notice thereof to the Trustee):

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE LAST DATE AS OF WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS AN OWNER OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) TO THE ISSUER THEREOF, OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR

          HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO
          THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR REGISTRAR), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LAST DATE AS OF WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS AN OWNER OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

          2.18.  Liquidated Damages Under Registration Rights Agreement.
                 ------------------------------------------------------

          Under certain circumstances, the Company shall be obligated to pay certain additional interest as liquidated damages ("Additional Interest") to the Holders, all as set forth in Section 4 of the Registration Rights Agreement.
The terms thereof are hereby incorporated herein by reference.


                                 ARTICLE THREE

                           REDEMPTION OF SECURITIES

          3.01.  Notices to the Trustee.
                 ----------------------


          If the Company elects to redeem Securities pursuant to Paragraph 2(a) or 2(b) of the Securities, it shall notify the Trustee in writing of the Redemption Date and principal amount of Securities to be redeemed.

          The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Securities, of any redemption at least 45 days before the Redemption Date.

          3.02.  Selection of Securities To Be Redeemed.
                 --------------------------------------

          If less than all the Securities are to be redeemed at any time, the particular Securities or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate;

provided, however, that if the Securities are redeemed in part pursuant to
--------  -------
Paragraph 2(b) of the Securities, the Trustee shall select the Securities to be redeemed by prorating, as nearly as may be, the principal amount of Securities to be redeemed among the Holders of the Securities in proportion to the principal amount of Securities registered in their respective names. In any proration pursuant to this Section, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000. The Trustee in its discretion may determine the particular Securities (if there are more than one) registered in the name of any Holder which are to be redeemed, in whole or in part. No Securities of a principal amount of $1,000 or less shall be redeemed in part.

          The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          3.03.  Notice of Redemption.
                 --------------------

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar.

          All notices of redemption shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of the principal and accrued interest, if any, to be paid;

          (c) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the

     Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (f) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and

          (g) the paragraph of the Securities pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          3.04.  Effect of Notice of Redemption.
                 ------------------------------

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued and unpaid interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

          3.05.  Deposit of Redemption Price.
                 ---------------------------

          On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued and unpaid interest, if any, on, all the Securities or portions thereof which are to be redeemed on that date.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue, on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon, shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

          3.06.  Securities Redeemed or Purchased in Part.
                 ----------------------------------------

          Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

                                 ARTICLE FOUR

                                   COVENANTS

          4.01.  Payment of Securities.
                 ---------------------


          The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of the principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

          4.02.  Maintenance of Office or Agency.
                 -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations;

provided, however, that no such designation or rescission shall in any manner
--------  -------
relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the office of the Trustee located at 14 Wall Street, 8th Floor, Window #2 in the Borough of Manhattan, City of New York 10005, as such office of the Company in accordance with this
Section 4.02.

          4.03.  Corporate Existence.
                 -------------------

          Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of the Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of the Restricted Subsidiaries; provided, however, that neither
                                                 --------  -------
the Company nor any of the Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the

Company and the Restricted Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

          4.04.  Payment of Taxes and Other Claims.
                 ---------------------------------

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of the Restricted Subsidiaries or upon the income, profits or property of the Company or any of the Restricted Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Restricted Subsidiary of the Company; provided, however, that the
                                                     --------  -------
Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and which stay the forfeiture of any property or assets of the Company and the Restricted Subsidiaries and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

          4.05.  Maintenance of Properties; Insurance; Books and Records;
                 --------------------------------------------------------
Compliance with Law.
-------------------

          (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent
          --------  -------
the Company or any of the Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors or such Restricted Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and the Restricted Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

          (b) The Company shall, and shall cause each of the Restricted Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (c) The Company shall, and shall cause each of the Restricted Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Restricted Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and the Restricted Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of the Restricted Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and the Restricted Subsidiaries taken as a whole.

          4.06.  Compliance Certificate.
                 ----------------------

          (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any default in the performance by the Company of its obligations under this Indenture or the Escrow Agreement. The Company shall also notify the Trustee within ten days of any event which is, or after notice or lapse of time or both would become, an Event of Default under this Indenture or the Escrow Agreement by the Company. The certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver within 90 days after the end of the Company's fiscal year a certificate to the Trustee from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture or the Escrow Agreement, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.

          (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters and indicating whether or not, in the course of their review, anything came to their attention that caused them to believe that the Company failed to comply with such terms (it being understood that such audit examination shall not be directed primarily toward obtaining knowledge of such noncompliance).

          4.07.  SEC Reports and Other Information.
                 ---------------------------------

          The Company shall deliver to the Trustee, within 15 days after it files them with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act within the time periods prescribed under such rules and regulations. Notwithstanding that the Company may not be subject to, or required to remain subject to, the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the Commission, the Company shall continue to file with the Commission and provide to the Trustee such annual and interim reports on Forms 10-K and 10-Q, respectively, as the Company would be required to file were it subject to such reporting requirements within the time periods prescribed under such rules and regulations. The Company shall not be obligated to file any such reports with the Commission if the Commission does not permit such filings but shall remain obligated to provide such reports to the Trustee and the Holders within the periods of time referred to above. The Company shall provide to any Holder of Securities any information reasonably requested by such Holder concerning the Company (including financial statements) consistent with the requirements of Rule 144A(d)(4) promulgated under the Securities Act necessary in order to permit such Holder to sell or transfer Securities in accordance with Rule 144A promulgated under the Securities Act. In addition, the Company shall cause its annual reports to shareholders and any quarterly or other financial reports furnished by it to shareholders generally to be filed with the Trustee and mailed at the expense of the Company no later than the date such materials are mailed or made available to the Company's shareholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar. Upon qualification of this Indenture under the TIA, the Company also shall comply with the provisions of TIA (S)(S) 314(a).

          4.08.  Limitation on Incurrence of Additional Indebtedness.
                 ---------------------------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, acquire or become liable, contingently or otherwise, for (collectively "incur") any Indebtedness other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company may incur Indebtedness (including, without limitation, any Acquired Indebtedness) and Restricted Subsidiaries may incur Indebtedness under Vendor Financing Arrangements if after giving pro forma effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom the Company's Leverage Ratio would be less than 5.0 to 1; provided
                                                                    --------
that if prior to March 1, 1999, the Company has not consummated a primary underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act resulting in gross proceeds to the Company of at least $35.0 million, such ratio shall be reduced to 4.5 to 1 until such time as the Company completes such an offering.

          (b) Any Indebtedness of an entity existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of Capital Stock or otherwise) or is merged with or into the Company or any Restricted Subsidiary shall be deemed to be incurred as of the date such entity becomes a Restricted Subsidiary or the date of such merger.

          (c) The Company shall not, directly or indirectly, incur any Indebtedness that is subordinate to any other Indebtedness of the Company unless such Indebtedness is also expressly subordinated to the Securities; provided,
                                                                    --------
however, that no Indebtedness of the Company shall be deemed to be subordinate
-------
to any other Indebtedness of the Company solely because such other Indebtedness is secured. Accretion of accreted value and accrual of interest shall not be deemed to be an "incurrence" for purposes of this Section 4.08, nor shall the payment of interest in the form of additional Indebtedness.

          4.09.  Limitation on Restricted Payments.
                 ---------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company or payable to any Restricted Subsidiary of the Company) on shares of Capital Stock of the Company;

          (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any Restricted Subsidiary not owned or held by the Company or a Restricted Subsidiary, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than
     (x) the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (y) to the extent that such Capital Stock or warrants, rights or options are owned by the Company or any Restricted Subsidiary of the Company;

          (c) make any principal payment on, or purchase, decrease, redeem, prepay, defease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness that is subordinate or junior in right of payment to the Securities (other than any such Indebtedness owing to the Company or any Restricted Subsidiary of the Company); or

          (d) make any Investment (other than any Permitted Investments) after the Issue Date;

(each of the foregoing prohibited actions set forth in clauses (a), (b), (c) and (d) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto (i) a Default or an Event of Default under this Indenture shall have occurred and be continuing or would result therefrom, (ii) the Company is not, at such time, able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the Leverage Ratio set forth in Section 4.08, or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) exceeds or would exceed the sum of:

          (A) Cumulative EBITDA since the Issue Date less the product of 2.0 times Cumulative Interest Expense since the Issue Date, plus
                                                             ----

          (B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (excluding net cash proceeds attributable to the equity securities comprising a part of the Units), plus
                                      ----

          (C) without duplication of any amounts included in the immediately preceding subclause (B), 100% of the aggregate net proceeds (determined pursuant to the penultimate paragraph of this covenant) received by the Company from the issuance and sale (other than to any Restricted Subsidiary) of any Qualified Capital Stock of the Company upon the conversion of, or in exchange for, any Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness under the SingTel Credit Agreement and SingTel Equipment Financing Agreement and any other subordinated Indebtedness outstanding immediately after the Issue Date), plus
     ----

          (D) an amount equal to the aggregate amount of cash dividends, repayments of loans or advances in cash or other assets constituting Productive Assets and valued at the fair market value thereof, or other transfers of cash, in each case to the Company or to any Restricted Subsidiary of the Company from Unrestricted Subsidiaries (but without duplication of any such amount included in calculating Cumulative EBITDA of the Company), or the amount resulting from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (in each case valued as provided in
     Section 4.15), not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary and which was treated as a Restricted Payment under this Indenture, plus
                                              ----

          (E) without duplication of the immediately preceding subclause (D), an amount equal to (i) the lesser of the cost or net cash proceeds or other assets constituting Productive Assets and valued at the fair market value thereof received upon the sale or other disposition of any Investment made after the Issue Date which had been treated as a Restricted Payment and
     (ii) the cost of any Investment then
     outstanding in any Person (other than an Unrestricted Subsidiary) at the time of a transaction whereby such Person becomes a Restricted Subsidiary (but, in each case, without duplication of any amount included in calculating Cumulative EBITDA of the Company).

          No amount determined under subclause (D) or (E) above shall be less than zero for purposes of this Section 4.09.

          Notwithstanding the foregoing, these provisions do not prohibit:

          (1) the payment of any dividend or the making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration; or

          (2) the acquisition of Capital Stock of the Company or any Restricted Subsidiary or warrants, options or other rights to acquire such Capital Stock through the application of the net proceeds of any capital contribution (other than from a Restricted Subsidiary) or a substantially concurrent sale for cash (other than to a Restricted Subsidiary) of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company; or

          (3) the acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Securities, either (i) solely in exchange for shares of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or for Indebtedness of the Company which is subordinate or junior in right of payment to the Securities, at least to the extent that the Indebtedness being acquired is subordinated to the Securities, and has a Weighted Average Life to Maturity no less than that of the Indebtedness being exchanged or (ii) through the application of the net proceeds of any capital contribution or a substantially concurrent sale for cash (other than to or from a Restricted Subsidiary) of Qualified Capital Stock of the Company (or warrants, options or other rights to acquire Qualified Capital Stock of the Company) or Refinancing Indebtedness; or

          (4) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Restricted Subsidiary for consideration which, when added to all loans made pursuant to clause (5) below of this paragraph during the same fiscal year and then outstanding (determined as provided in clause (5) below) does not exceed $500,000 in the aggregate in any fiscal year plus the aggregate cash proceeds received by the Company during such fiscal year from the sale of Capital Stock to employees of the Company or any Restricted Subsidiary; or

          (5) the making of loans and advances to employees of the Company or any Restricted Subsidiary in an aggregate amount at any time outstanding (including as outstanding any such loan or advance written off or forgiven) which, when added to the aggregate consideration paid pursuant to clause
     (4) of this paragraph during the same fiscal year, does not exceed $500,000 in any fiscal year plus the aggregate cash proceeds received by the Company during such fiscal year from the sale of Capital Stock to employees of the Company or any Restricted Subsidiary; or

          (6) the redemption, repurchase or other acquisition of shares of Capital Stock in satisfaction of indemnification or similar claims arising under any merger, asset purchase, stock purchase, contribution, joint venture, consolidation or similar acquisition agreement pursuant to which such shares of Capital Stock were issued; or

          (7) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of any Restricted Subsidiary from any person other than an Affiliate; or

          (8) the repurchase of the Warrants or Warrant Shares pursuant to the terms of the Warrant Agreement (as in effect on the Issue Date);

provided, however, that in the case of the immediately preceding clauses (2),
--------  -------
(3), (4), (5) and (6), and in the case of clauses (vi), (x) and (xi) of the definition of "Permitted Investment", no Default or Event of Default shall have occurred or be continuing at the time of such Restricted Payment or Permitted Investment, as the case may be, or would occur as a result thereof. For purposes of clause (3) above, Indebtedness that is "subordinate or junior in right of payment to the Securities" will qualify under subclauses (i) and (ii) thereof if such Indebtedness provides that interest and other amounts are not payable thereon prior to the times at which, and in the amounts of, interest and other amounts may be paid upon the Indebtedness being acquired. Fur purposes of clause (4) above, the proceeds of Capital Stock sold to employees shall not be duplicative of any such proceeds credited under clause (B) above.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, amounts expended pursuant to clauses (1), (2), (3) (but only to the extent that Indebtedness is acquired in exchange for, or with the net proceeds from, the issuance of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company), (4), (5) and (6) of the immediately preceding paragraph and clauses
(vi), (x) (except, if at the time of such Investment, WorldVoice Inc. shall be a Restricted Subsidiary) and (xi) of the definition of "Permitted Investment," shall be included in such calculation.

          For purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock either upon the conversion of, or exchange for, Indebtedness of the Company or any Restricted Subsidiary, such amount will be deemed to be an amount equal to the difference of (a) the sum of
(i) the principal amount or accreted value (whichever is less) of such Indebtedness on the date of such conversion or exchange and (ii) the additional cash consideration, if any, received by the Company upon such conversion or exchange, less any payment on account of fractional shares, minus (b) all
                                                            -----
expenses incurred in connection with such issuance or sale. In addition, for purposes of calculating the net proceeds received by the Company from the issuance or sale of its Capital Stock upon the exercise of any options or warrants of the Company, such amount will be deemed to be an amount equal to the difference of (a) the additional cash consideration, if any, received by the Company upon such exercise, minus (b) all expenses incurred in connection with
                            -----
such issuance or sale.

          Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.09 were computed, which calculation may be based on the Company's latest financial statements.

          4.10.  Limitation on Preferred Stock of Restricted Subsidiaries.
                 --------------------------------------------------------


          The Company shall not permit any Restricted Subsidiary to, directly or indirectly, issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person

(other than the Company or a Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary; provided, however, that this Section 4.10
                                    --------  -------
shall not prevent the issuance of or be violated by reason of (i) Preferred Stock of Restricted Subsidiaries to the extent that such Preferred Stock is outstanding on the Issue Date; (ii) Preferred Stock issued by a Person prior to the time that (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) another Person merges with or into such Person in a transaction in which such Person becomes a
Restricted Subsidiary, in each case only if such Preferred Stock was not issued in anticipation of or in connection with or as a result of such transaction; and
(iii) Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, Preferred Stock referred to in the foregoing clauses (i) or (ii) (other than Preferred Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is redeemable at the option of the holder thereof or is otherwise redeemable, pursuant to sinking fund obligations or otherwise, prior to that date of redemption or maturity of the Preferred Stock being so refinanced); provided, further, however, that (a)
                                          --------  -------  -------
the liquidation value of such Preferred Stock so issued shall not exceed the liquidation value of the Preferred Stock so refinanced and (b) the Preferred Stock so issued (I) shall have a stated maturity not earlier than the stated maturity of the Preferred Stock being refinanced and (II) shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Preferred Stock being refinanced.

          4.11.  Limitation on Liens.
                 -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Liens upon any of their respective property or assets or on any income or profits therefrom, or assign or otherwise convey any right to receive income or profits thereon, whether owned on the date of this Indenture or thereafter acquired, unless (x) in the case of Liens securing Indebtedness subordinate to the Securities, the Securities are secured by a valid, perfected Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Securities are equally and ratably secured; provided,
                                                                 --------
however, that the foregoing shall not prohibit or restrict, and the Company need
-------
not equally and ratably secure the Securities as a result of, Permitted Liens.

          4.12.  Change of Control.
                 -----------------

          Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company shall notify the Holders of Securities in writing of such occurrence and shall make an offer to repurchase (the "Change of Control Offer") on a Business Day not less than 30 days nor more than 45 days (other than as may be required by law) following the date notice is mailed (but in no event less than three Business Days after the Change of Control Offer has expired) (the "Change of Control Payment Date"), all of the Securities then outstanding at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to a Change of Control Payment Date.

          Notice of a Change of Control Offer shall be mailed by the Company, by first class mail, not later than the 30th day after the Change of Control Date to each Holder of Securities at its last registered address with a copy to the Trustee and the Paying Agent (such copy to be accompanied by an Officers' Certificate stating that a Change of Control has occurred). The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this
     Section 4.12 and that all Securities or portions thereof validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

          (b) the purchase price (including the amount of accrued and unpaid interest, if any) for each Security, the Change of Control Payment Date and the date on which the Change of Control Offer expires;

          (c) that any Security or portion thereof not tendered for payment will continue to accrue interest, in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Security or portion thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (e) that Holders electing to have Securities or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender their Securities, properly endorsed for transfer, to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the date the Change of Control Offer expires and must complete any form of letter of transmittal and such other customary documents as proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the date the Change of Control Offer expires, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities or portions thereof purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical
                                                     --- -----
     financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

          On the date the Change of Control Offer expires, the Company shall accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer. Prior to 11 a.m. on the second Business Day immediately prior to the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. Prior to 11:00 a.m. on the Change of Control Payment Date, the Company shall (i) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (ii) the Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Payment Date.

          The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Change of Control Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to a Change of Control Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Change of Control Offer by virtue thereof.

          Portions of Securities tendered for purchase shall be in principal amounts equal to $1,000 or integral multiples thereof.

          4.13.  Disposition of Proceeds of Asset Sales.
                 --------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

             (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed;

             (ii) at least 80% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is cash or Cash Equivalents and is received at the time of such disposition;

     provided that, for purposes of this Section 4.13 "cash" shall include the
     --------
     amount of any liabilities of the Company or a Restricted Subsidiary that are assumed by the transferee of assets in such Asset Sale (excluding any liability incurred in connection with or in anticipation of such Asset
     Sale), but only to the extent that such assumption is without further recourse to the Company and the Restricted Subsidiaries; and

             (iii) upon the consummation of an Asset Sale, the Company applies, or causes such Restricted Subsidiary to apply, or enters into, or causes such Restricted Subsidiary to enter into, a binding commitment to apply, any Net Cash Proceeds within 270 days of receipt thereof (it being understood that any binding commitment to so apply must be consummated within 360 days of such receipt) either (A) to reinvest in Productive Assets, or (B) to repay or prepay Indebtedness (other than non-recourse Indebtedness) of any Restricted Subsidiary, or (C) to repay or prepay any Indebtedness of the Company that is secured by a Lien permitted to be incurred pursuant to Section 4.11, or (D) to the extent not applied pursuant to the immediately preceding clauses (A), (B) or (C), pro rata (based on the aggregate principal amount of the Securities and such other Indebtedness then outstanding) to (I) the repayment or prepayment of any Indebtedness of the Company (other than the Securities and any Indebtedness subordinated to the Securities) that is at the time redeemable or prepayable (and is so redeemed or prepaid) and (II) purchase Securities tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus in each case accrued and unpaid interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company as set forth below (an "Asset Sale Offer"); provided, however, that
                                                         --------  -------
     if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this clause (iii); provided, further, however, that the Company may
                             --------  -------  -------
     defer making an Asset Sale Offer until the aggregate Net Cash Proceeds from Asset Sales to be applied equal or exceed $5,000,000.

          Each notice of an Asset Sale Offer shall be mailed, by first class mail, by the Company to all Holders of Securities as shown on the applicable register of holders of Securities, with a copy to the Trustee and the Paying Agent (such copy to be accompanied by an Officers' Certificate stating that all conditions precedent contained herein to such Asset Sale Offer have been complied with). The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

          (1) that the Asset Sale Offer is being made pursuant to this Section 4.13;

          (2) the purchase price (including the amount of accrued interest, if any) and the purchase date, which shall be not less than 30 days nor more than 45 days from the date such notice is mailed (but in no event less than three Business Days after the Asset Sale Offer has expired) (the "Asset Sale Purchase Date"), except as otherwise required by law;

          (3) the amount of Net Cash Proceeds available to repurchase
     Securities;

          (4) that any Security or portion thereof not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

          (5) that, unless the Company shall default in the payment of the Net Cash Proceeds, any Security or portion thereof accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

          (6) that Holders electing to have Securities purchased in whole or in part in integral multiples of $1,000 in principal amount, pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the date the Asset Sale Offer expires and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the date the Asset Sale Offer expires, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number and a statement that such Holder is withdrawing its election to have such Securities or portions thereof purchased;

          (8) that if the aggregate principal amount of Securities properly tendered by Holders exceeds the Net Cash Proceeds available to repurchase Securities in the Asset Sale Offer, the Company shall repurchase Securities on a pro rata basis (based upon the aggregate principal amount tendered by each Holder, using the procedures set forth in Section 3.02);

          (9) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (10) the instructions that Holders must follow in order to tender their Securities; and

          (11) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical
                                                     --- -----
     financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

Portions of Securities tendered for purchase shall be in principal amounts equal to $1,000 or integral multiples thereof.

          On the date the Asset Sale Offer expires, the Company shall accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer. Prior to 11 a.m. on the second Business Day immediately prior to the Asset Sale Purchase Date, the Company shall deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. Prior to 11:00 a.m. on the Asset Sale Purchase Date, the Company shall (i) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Net Cash Proceeds of all Securities or portions thereof so tendered and accepted and (ii) the Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Net Cash Proceeds, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date.

          To the extent that the aggregate principal amount of Securities tendered pursuant to an Asset Sale Offer is less than the amount of Net Cash Proceeds available therefor, the Company may use any remaining portion of such available Net Cash Proceeds not required to fund the repurchase of tendered Securities for any purposes otherwise permitted by this Indenture. Upon consummation of any Asset Sale Offer, the amount of Net Cash Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

          The Company shall comply with the requirements of Rule 14e-1 of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to an Asset Sale Offer. To the extent the provisions of any such rule conflict with the provisions of this Indenture relating to an Asset Sale Offer, the Company shall comply with the provisions of such rule and be deemed not to have breached its obligations relating to such Asset Sale Offer by virtue thereof.

          4.14.  Limitation on Transactions with Affiliates.
                 ------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or amend any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, the guaranteeing of any Indebtedness or the rendering of any service) with or for the benefit of any of its Affiliates (an "Affiliate Transaction") other than any Affiliate Transaction or Affiliate Transactions that are on terms that are no less favorable to the Company than those that might reasonably have been obtained at such time in a comparable transaction by the Company on an arm's-length basis from a Person that is not an Affiliate; provided, however, that for
                                                     --------  -------
a transaction or series of related transactions involving value of $1,000,000 or more, such determination shall be made in good faith by a majority of the disinterested members of the Board of Directors, if any; provided, further,
                                                         --------  -------
however, that for a transaction or series of related transactions involving
-------
value of $5,000,000 or more, the Board of Directors shall have received, prior to the consummation thereof, an opinion from a nationally recognized investment banking, accounting or appraisal firm that such Affiliate Transaction is fair, from a financial point of view, to the Holders of the Securities.

          The foregoing provisions shall not prohibit or restrict (a) transactions between the Company and a Restricted Subsidiary of the Company or among Restricted Subsidiaries of the Company, (b) Restricted Payments and Permitted Investments made in accordance with Section 4.09, (c) the payment of reasonable and customary fees to directors of the Company who are not employees of the Company and the payment of reasonable and customary compensation for director and Board of Director observer fees, meeting expenses, insurance premiums and indemnities, to the extent permitted by law, (d) making loans or advances to officers, employees or consultants of the Company and the Restricted Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Restricted
             ---------
Subsidiary (e) any employment or option agreement entered into by the Company or any Restricted Subsidiary in the ordinary course of business that is approved by the Board of Directors, (f) Affiliate Transactions in existence, or for which rights or agreements are in existence, on the Issue Date, in each case as in effect on the Issue Date and as amended thereafter as long as such amendment is not materially adverse to the interests of the Holders of the Securities as determined in good faith by the Board of Directors, (g) the issuance of stock options (and shares of stock upon the exercise thereof) pursuant to any stock option plan approved by the Board of Directors and shareholders of the Company and (h) Affiliate Transactions pursuant to or contemplated by the SingTel Documents, in each case as in effect on the Issue Date and as amended thereafter as long as such amendment is not materially adverse to the interests of the Holders of the Securities as determined in good faith by the Board of Directors.

          4.15.  Limitation on Restricted and Unrestricted Subsidiaries.
                 ------------------------------------------------------

          The Board of Directors may (subject to the penultimate paragraph of this Section 4.15), if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (i) any such redesignation
                         --------  -------
shall be deemed to be an incurrence as of the date of such redesignation by the Company and the Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of Section 4.08; and (ii) unless such redesignated Subsidiary shall not have any Indebtedness outstanding, other than Indebtedness which would be Permitted Indebtedness, no such designation shall be permitted if immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio set forth in Section 4.08. The Board of Directors also may, if no Default or Event of Default shall have occurred and be continuing or would arise therefrom, designate any Restricted Subsidiary to be an Unrestricted Subsidiary if (a) such designation is at that time permitted under Section 4.09 and (b) immediately after giving effect to such designation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio set forth in Section 4.08. Any such designation by the Board of Directors shall be evidenced to the Trustee by the filing with the Trustee of a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth in reasonable detail the underlying calculations.

          For purposes of the covenant described in Section 4.09, (x) an "Investment" shall be deemed to have been made at the time any Restricted Subsidiary is designated as an Unrestricted Subsidiary in an amount (proportionate to the Company's equity interest in such Subsidiary) equal to the net worth of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated as an Unrestricted Subsidiary; (y) at any date the aggregate of all Restricted Payments made as Investments since the Issue Date shall exclude and be reduced by an amount (proportionate to the Company's equity interest in such Subsidiary) equal to (A) the amount of Investments in any Unrestricted Subsidiary that becomes a Restricted Subsidiary after the date of such Investment or (B) the net worth of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any such redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the amount of Investments previously made by the Company and the Restricted Subsidiaries in such Unrestricted Subsidiary that were treated as Restricted Payments under this Indenture (in each case (x) and (y) "net worth" to be calculated based upon the fair market value of the assets of such Subsidiary as of any such date of designation); and (z) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

          Notwithstanding the foregoing, the Board of Directors may not designate any Subsidiary of the Company to be an Unrestricted Subsidiary if, after such designation, (A) the Company or any other Restricted Subsidiary (i) provides credit support for, or a guarantee of, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (ii) is directly or indirectly liable for any Indebtedness of such Subsidiary, (B) a default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity or (C) such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated.

          Subsidiaries of the Company that are not designated by the Board of Directors as Restricted or Unrestricted Subsidiaries will be deemed to be Restricted Subsidiaries. Notwithstanding any provisions of this covenant, all Subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

          4.16.  Limitation on Dividend and Other Payment
               Restrictions Affecting Restricted Subsidiaries.
               ----------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to: (a) pay dividends or make any other distributions on its Capital Stock, (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary, (c) guarantee any Indebtedness or any other obligation of the Company or any Restricted Subsidiary, or (d) transfer any of its property or assets to the Company or any Restricted Subsidiary (each of the foregoing restrictions, a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Indenture, (iii) customary non-assignment provisions of any lease or other agreement of the Company or any Restricted Subsidiary,
(iv) any instrument governing Acquired Indebtedness, which encumbrance or restriction was not incurred in connection with, as a result of, or in anticipation of the incurrence of such Indebtedness and is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, (v) instruments governing Indebtedness of Restricted Subsidiaries in respect of Vendor Financing Arrangements incurred in accordance with the terms of this Indenture, (vi) agreements existing on the Issue Date as such agreements are from time to time in effect; provided, however, that any amendments or
                             -------- -------
modifications of such agreements which affect the encumbrances or restrictions of the types subject to this covenant shall not result in such encumbrances or restrictions being less favorable to the Company in any material respect, as determined in good faith by the Board of Directors, than the provisions as in effect before giving effect to the respective amendment or modification, (vii) an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement described in clause (iv), (v) or (vi) of this Section 4.16; provided,
                                                                      --------
however, that the provisions relating to such encumbrance or
-------
restriction contained in any such refinancing, replacement or substitution agreement are not less favorable to the Company in any material respect as determined in good faith by the Board of Directors than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (iv), (v) or (vi) of this Section 4.16, (viii) Liens permitted under this Indenture to the extent that such Liens restrict the transfer of the asset or assets subject thereto, and (ix) with respect to clause (d) above, purchase money obligations for property acquired in the ordinary course of business pursuant to ordinary business terms.

          4.17.  Escrow Account.
                 --------------

          The Company shall, on the date of this Indenture, enter into the Escrow Agreement and, pursuant thereto, shall place the Initial Escrow Amount (as defined in the Escrow Agreement) in the Escrow Account held by the Escrow Agent for the benefit of the Holders of the Securities and the Trustee.

          4.18.  Limitation on Sale and Leaseback Transactions.
                 ---------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction, except that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) after giving effect to such Sale and Leaseback Transaction (the Indebtedness thereunder being equivalent to the Attributable Value thereof) (A) the Company could incur at least $1.00 of additional Indebtedness in compliance with the Leverage Ratio set forth in Section 4.08, provided that in the case of a Restricted Subsidiary, the Indebtedness incurred
--------
in such Sale and Leaseback Transaction was Indebtedness in respect of a Vendor Financing Arrangement, or (B) the Indebtedness incurred in such Sale and Leaseback could have been incurred as (and shall be deemed incurred as) Permitted Indebtedness under clauses (e), (f), or (g) thereof, and (ii) the Sale and Leaseback Transaction is effected in accordance with the requirements of
Section 4.13.

          4.19.  Limitation on Line of Business.
                 ------------------------------

          For so long as any Securities are outstanding, the Company shall, and shall cause any Restricted Subsidiary to, engage in all material respects in the business of (i) communications services, including facsimile transmission and delivery services and voice, video or data transmission and delivery services,
(ii) utilizing their facilities for any commercial purpose permitted by applicable regulation, and (iii) evaluating, participating or pursuing any other activity or opportunity that is ancillary or related to those identified in (i) or (ii) above (including pursuant to acquisitions of entities or divisions or lines of business of entities in the foregoing business) (together, the "Electronic Messaging Business"); notwithstanding the foregoing, however, ownership by the Company or any Restricted Subsidiary of stock in any Unrestricted Subsidiary, or any other entity which is not a Restricted Subsidiary, shall not be deemed to violate this covenant.

          4.20.  Waiver of Stay, Extension or Usury Laws.
                 ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          4.21.  Further Assurances to the Trustee.
                 ---------------------------------

          The Company shall, upon the request of the Trustee, execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Indenture.


                                 ARTICLE FIVE

                             SUCCESSOR CORPORATION

          5.01.  When Company May Merge, etc.
                 ---------------------------


          The Company shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons, and the Company shall not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of transactions, in the aggregate, would result in a direct or indirect sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and the Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (i) either (x) if the transaction or series of transactions is a merger or consolidation involving the Company, the Company shall be the surviving Person of such merger or consolidation, or (y) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, conveyed, transferred, leased or otherwise disposed of (including, with respect to the Restricted Subsidiaries, by merger or consolidation) (any such surviving Person or Persons of such merger or consolidation or to whom such sale, assignment, conveyance, lease or other disposition has been made being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities, this Indenture and, if then in effect, the Registration Rights Agreement, and the Escrow Agreement, and in each case, this Indenture and, if then in effect, the Registration Rights Agreement, and the Escrow Agreement shall remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma
                                                                       --- -----
basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the

Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without
                            --- -----
limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the Leverage Ratio set forth in Section 4.08; and (iii) immediately after giving effect to such transaction or series of transactions on a pro forma
                                                                       --- -----
basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

          In connection with any transaction contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee an Officers' Certificate and an Opinion of Counsel, each in form and substance reasonably satisfactory to the Trustee, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof complies with the requirements under this Indenture.

          For all purposes of this Indenture and the Securities (including the provisions of this Section 5.01 and Section 5.02 and the covenants described in Sections 4.08, 4.11 and 4.15), Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the covenant described in
Section 4.15 and all Indebtedness, and all Liens on property or assets, of the Company and the Restricted Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been incurred upon such transaction or series of transactions.

          5.02.  Successor Substituted.
                 ---------------------

          Upon any consolidation or merger or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof in which the Company is not the continuing corporation, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture, the Securities, and if then in effect, the Registration Rights Agreement; provided, however, that solely for
                                              --------  -------
purposes of calculating Cumulative EBITDA in connection with Section 4.09, any such successor Person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or sale, assignment, conveyance, transfer, lease or other disposition of assets.

                                  ARTICLE SIX

                                   REMEDIES

          6.01.  Events of Default.
                 -----------------


          An "Event of Default" means any of the following events:

          (a) the failure to pay interest on the Securities when the same become due and payable and the Default continues for a period of 30 days;

          (b) the failure to pay the principal of any Security when such principal becomes due and payable, at maturity, upon acceleration, redemption, pursuant to a required offer to purchase or otherwise;

          (c) a default in the observance or performance of any other covenant or agreement contained in the Securities, this Indenture or the Escrow Agreement which Default continues for a period of 60 days after the Company receives written notice thereof from the Trustee specifying the default and stating that such notice is a "Notice of Default" hereunder or the Company and the Trustee receive such notice from Holders of at least 25% in aggregate principal amount of the outstanding Securities;

          (d) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is guaranteed by the Company or any Material Subsidiary), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default (i) is caused by a failure to pay principal, at the final stated maturity thereof, on such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5,000,000 or more and with respect to such clauses (i) and (ii) such Payment Default or acceleration has not been rescinded or annulled or such Indebtedness discharged or paid in full in cash within 20 days;

          (e) one or more judgments in an aggregate amount in excess of $5,000,000 (unless covered by insurance by a reputable insurer as to which the insurer has acknowledged coverage) being rendered against the Company or any of its Material Subsidiaries and such judgments remain undischarged or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (f) the Company or any Material Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case or proceeding;

               (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

               (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

               (iv) makes a general assignment for the benefit of its creditors; or

               (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally;

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Material Subsidiary of the Company in an involuntary case or proceeding,

               (ii) appoints a Custodian of the Company or any Material Subsidiary of the Company for all or substantially all of its properties, or

               (iii) orders the liquidation of the Company or any Material Subsidiary of the Company,

     and in each case the order or decree remains unstayed and in effect for 60 days; or

          (h) any holder or holders of at least $5,000,000 in aggregate principal amount of Indebtedness of the Company or any Material Subsidiary shall foreclose upon assets of the Company or any Material Subsidiary having an aggregate fair market value, individually or in the aggregate, of at least $5,000,000 or shall have otherwise taken ownership of such assets pursuant to any right under applicable law or applicable security documents in lieu of foreclosure.

          6.02.  Acceleration.
                 ------------

          Upon the happening of any Event of Default (other than as specified in
Section 6.01(f) or (g) with respect to the Company), the Trustee, by written notice to the Company, or the Holders of not less than 25% in principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, in each case specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), may declare all unpaid principal amount of and accrued but unpaid interest, if any, on all the Securities to be due and payable immediately, upon which declaration, the same shall become immediately due and payable, notwithstanding anything else contained in the Securities or this Indenture to the contrary. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company occurs and is continuing, then such amount shall ipso facto become and be immediately
                                          ---- -----
due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.

          At any time after a declaration of acceleration with respect to the Securities as described in the preceding paragraph but before a judgment or decree of money due in respect of the Securities has been obtained, the Holders of not less than a majority in principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
(iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate provided for in the Securities which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

          No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

          6.03.  Other Remedies.
                 --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          6.04.  Waiver of Past Defaults.
                 -----------------------

          Prior to the declaration of acceleration of the Securities, the Holders of not less than a majority in principal amount of the Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any existing Default or Event of Default and its consequences under this Indenture, except a Default or Event of Default specified in Section 6.01(a) or
(b) or in respect of any provision hereof which cannot be amended without the consent of each Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist. This paragraph of this Section 6.04 shall be in lieu of (S) 316(a)(1)(B) of the TIA and such (S) 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          6.05.  Control by Majority.
                 -------------------

          The Holders of not less than a majority in aggregate principal amount of the then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided,
                                                                    --------
however, that the Trustee may refuse to follow any direction (a) that conflicts
-------
with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability for which reasonable indemnity provided to the Trustee against such liability shall be inadequate in the Trustee's sole discretion; provided, further, however, that the Trustee may take any other
            --------  -------  -------
action deemed proper by the Trustee that is not inconsistent with such direction. This Section 6.05 shall be in lieu of (S) 316(a)(1)(A) of the TIA, and such (S)(S) 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Securities, as permitted by the TIA.

          6.06.  Limitation on Suits.
                 -------------------

          No Holder of any Securities shall have any right to institute any proceeding with respect to this Indenture or the Securities or any remedy hereunder unless the Holders of at least 25% in aggregate principal amount of the outstanding Securities have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Securities and this Indenture, the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, request and offer of indemnity and the Trustee, within such 30-day period, has not received directions inconsistent with such written request by Holders of not less than a majority in aggregate principal amount of the outstanding Securities.

          The foregoing limitations shall not apply to a suit instituted by a Holder of a Security for the enforcement of the payment of the principal of, premium, if any, or interest on, such Security on or after the respective due dates expressed or provided for in such Security.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          6.07.  Right of Holders To Receive Payment.
                 -----------------------------------

          Notwithstanding any other provision in this Indenture, the right of any Holder of a Security to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after the respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          6.08.  Collection Suit by Trustee.
                 --------------------------

          If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Securities for the whole amount of the principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum provided for by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          6.09.  Trustee May File Proofs of Claim.
                 --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Material Subsidiaries of the Company (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.08.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          6.10.  Priorities.
                 ----------


          If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

          First:  to the Trustee for amounts due under Section 7.08;

          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

          Third: to Holders for the principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for the principal (including any premium); and

          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this
Section 6.10.

          6.11.  Undertaking for Costs.
                 ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in aggregate principal amount of the outstanding Securities.

          6.12.  Restoration of Rights and Remedies.
                 ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

          7.01.  Duties.
                 ------


          (a) In case an Event of Default has occurred, the Trustee shall exercise such rights and powers vested in it under this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default,

          (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but the Trustee need not verify the contents thereof.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

          (i) this paragraph does not limit the effect of paragraph (b) of this
     Section 7.01;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01, and
Section 7.02.

          7.02.  Rights of Trustee.
                 -----------------

          Subject to Section 7.01 hereof and the provisions of TIA (S) 315:

          (a) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

          (e) The Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture or the Escrow Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses, fees and liabilities which may be incurred therein or thereby.

          (h) The Trustee shall not be charged with knowledge of any Default or Event of Default unless (i) a Trust Officer shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof pursuant to Section 11.02 from the Company or any Holder.

          7.03.  Individual Rights of Trustee.
                 ----------------------------

          The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA (S)(S) 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          7.04.  Trustee's Disclaimer.
                 --------------------

          The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the

Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

          7.05.  Notice of Default.
                 -----------------

          If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail at the Company's expense to each Holder of the Securities notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the
                                        --------  -------
case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, or a failure to comply with Sections 4.12, 4.13 or 5.01, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to
(S) 315(b) of the TIA and such proviso to (S) 315(b) of the TIA is hereby expressly exc luded from this Indenture and the Securities, as permitted by the TIA.

          7.06.  Money Held in Trust.
                 -------------------

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

          7.07.  Reports by Trustee to Holders.
                 -----------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA (S) 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

          7.08.  Compensation and Indemnity.
                 --------------------------

          The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder or in respect of the Escrow Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent, which shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee and the Escrow Agent, in its capacity as Trustee, except assets held in trust to pay the principal of, premium, if any, or interest on particular Securities.

          Without limiting any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

          7.09.  Replacement of Trustee.
                 ----------------------

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

          1. the Trustee fails to comply with Section 7.11;

          2. the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          3. a receiver or other public officer takes charge of the Trustee or its property; or

          4. the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring

Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.11, any Holder permitted to do so by the TIA may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

          7.10.  Successor Trustee by Merger, etc.
                 --------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

          7.11.  Eligibility; Disqualification.
                 -----------------------------

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA (S)(S) 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee shall comply with TIA (S) 310(b) (subject to the penultimate paragraph thereof) and the Company shall co mp ly with TIA (S) 310.

          7.12.  Preferential Collection of Claims Against Company.
                 -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S)(S) 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA (S) 311(a) to the extent provided therein.

                                 ARTICLE EIGHT

                    SATISFACTION AND DISCHARGE OF INDENTURE

          8.01.  Termination of the Company's Obligations.
                 ----------------------------------------


          The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in
Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

          (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Securities have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay the principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants or investment bankers; provided that the Trustee shall have
                                        --------
     been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities;

          (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Securities and this Indenture have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the
Securities are no longer outstanding pursuant to the last paragraph of Section
2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          8.02.  Legal Defeasance and Covenant Defeasance.
                 ----------------------------------------

          (a) The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph
(c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and
(ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.05, 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Article Five and in Sections 4.07 (except to the extent required to be complied with by the TIA) through 4.19 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

          (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) cash, in United States dollars, (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United
     States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay the principal of, premium, if any, and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or paid) on the Final Maturity Date or on an earlier redemption date in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee shall
                                       --------  -------
     have received an irrevocable written order from the Company instructing the Trustee to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities; provided,
                                                                  --------
     further, that if the Securities are to be redeemed, either notice of such
     -------
     redemption shall have been given or the Company shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of the Company, under arrangements satisfactory to the Trustee;

          (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default relating to the incurrence of Indebtedness to finance such defeasance) or, insofar as
     Section 6.01(f) or (g) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

          (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which it is bound (other than this Indenture);

          (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

          (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of

     Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

     provided, however, that if a court were to rule under any such law in any
     --------  -------
     case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

          (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of the principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          8.03.  Application of Trust Money.
                 --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of the principal, premium, if any, and interest on the Securities.

          8.04.  Repayment to Company.
                 --------------------

          Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest on the Securities that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying
                            --------  -------
Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          8.05.  Reinstatement.
                 -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture;

provided, however, that if the Company has made any payment of the principal of,
--------  -------
premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          9.01.  Without Consent of Holders.
                 --------------------------


          The Company, when authorized by a Board Resolution, and the Trustee may amend, waive or supplement this Indenture, the Securities or the Escrow Agreement without notice to or consent of any Holder:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to effect the assumption by a successor Person of all obligations of the Company under the Securities, this Indenture, the Registration Rights Agreement and the Escrow Agreement in connection with any transaction complying with Article Five of this Indenture;

          (c) to provide for uncertificated Securities in addition to certificated Securities;

          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (e) to provide for issuance of the Exchange Securities (which will have terms substantially identical in all material respects to the Initial Securities except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Securities, as a single issue of securities; or

          (f) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

          Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder or under the Escrow Agreement. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph
(a) or (f) of this Section 9.01 does not adversely affect the rights of any Holder.

          9.02.  With Consent of Holders.
                 -----------------------

          Subject to Section 6.04, the Company, when authorized by a Board Resolution, and the Trustee may waive, modify and amend this Indenture, the Securities or the Escrow Agreement with the written consent of the Holders of not less than two-thirds in aggregate principal amount of the then outstanding Securities, and the Holders of not less than two-thirds in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Securities.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected thereby, a modification, amendment or waiver (including pursuant to Section 6.04) may not, directly or indirectly:

          (a) reduce the percentage in outstanding aggregate principal amount of Securities the Holders of which must consent to an amendment, modification or waiver of any provision of this Indenture, the Securities or the Escrow Agreement;

          (b) reduce the rate of or change the time for payment of interest, including defaulted interest or Additional Interest, on any Security;

          (c) reduce the principal amount outstanding of, or change the fixed maturity of, any Security, or change the date on which any Security may be subject to redemption, or reduce the redemption price therefor;

          (d) make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;

          (e) modify Section 6.04 or Section 6.07, or modify this Section 9.02 (other than to add sections of this Indenture or the Securities which may not be modified, amended or waived without the consent of each Securityholder affected);

          (f) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

          (g) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption with respect to, any Security (except a rescission of acceleration of the Securities by two-thirds of the Holders for non-payment defaults and a waiver of the consequences of such acceleration);

          (h) subordinate in right of payment, or otherwise subordinate, the Securities to any other Indebtedness or obligation of the Company;

          (i) upon or following the occurrence of a Change of Control, amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer with respect to such Change of Control or waive any Default in the performance of any such offer or modify any of the provisions or definitions with respect to any such offer; or

          (j) directly or indirectly release the liens on the Escrow Collateral except as permitted by the Escrow Agreement.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

          9.03.  Compliance with Trust Indenture Act.
                 -----------------------------------

          Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect; provided, however, that
                                                        --------  -------
this Section 9.03 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          9.04.  Revocation and Effect of Consents.
                 ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security by written notice to the Trustee received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, supplement or waiver becomes effective upon receipt by the Trustee of such Officers' Certificate and evidence of consent by the Holders of the requisite percentage in principal amount of outstanding Securities. Any revocation shall be effective only if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under (S) 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second, third and fourth sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          9.05.  Notation on or Exchange of Securities.
                 -------------------------------------

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          9.06.  Trustee May Sign Amendments, etc.
                 --------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.


                                  ARTICLE TEN

                 COLLATERAL AND SECURITY; CONTINGENT WARRANTS

          10.01.  Escrow Agreement.
                  ----------------


          (a) The due and punctual payment of the interest on the Securities when and as the same shall be due and payable on an interest payment date, at maturity or by acceleration, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders of Securities or the Trustee under this Indenture with respect to the Securities and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Escrow Agreement which the Company, the Escrow Agent and the Trustee have entered into simultaneously with the execution of this Indenture. Upon the acceleration of the maturity of the Securities, the Escrow Agreement will provide for the foreclosure by the Trustee of the net proceeds of the Escrow Account. Each

Holder of Securities, by its acceptance thereof, consents and agrees to the terms of the Escrow Agreement (including, without limitation, the provisions providing for foreclosure and disbursement of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Escrow Agent and the Trustee to enter into the Escrow Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of the Escrow Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Escrow Agreement, to assure and confirm to the Trustee the security interest in the Collateral contemplated by the Escrow Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture with respect to, and of, the Securities, according to the intent and purposes expressed in the Escrow Agreement. The Company shall take any and all actions reasonably required to cause the Escrow Agreement to create and maintain (to the extent possible under applicable law), as security for the obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Trustee for the benefit of the Holders of Securities, superior to and prior to the rights of all third Persons and subject to no other Liens. The Trustee and the Escrow Agent shall have no responsibility for perfecting or maintaining the perfection of the Trustee's security interest in the Collateral or for filing any instrument, document or notice in any public office at any time or times.

          (b) The Escrow Agreement shall further provide that in the event (i) a portion of the Securities has been retired by the Company and there is no Default or Event of Default under this Indenture and no Additional Interest is accruing or remains unpaid, funds representing the interest payments which have not previously been made on such retired Securities shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with Section 3(c) of the Escrow Agreement, the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee and (ii) if immediately prior to an interest payment date on the Securities, the Company has deposited with the Trustee funds sufficient to pay the interest on the Securities on such interest payment date, and there is no Default or Event of Default under this Indenture and no Additional Interest is accruing or remains unpaid, then funds representing a like amount shall, upon the written request of the Company to the Escrow Agent and the Trustee, be paid to the Company upon compliance with Section 3(d) of the Escrow Agreement, the release of collateral provisions of the TIA and upon receipt of a notice relating thereto from the Trustee.

          10.02.  Recording and Opinions.
                  ----------------------

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Escrow Agreement and reciting the details of such action, or
(ii) stating that in the opinion of such counsel no such action is necessary to make such Lien effective.

          (b) The Company shall furnish to the Escrow Agent and the Trustee on September 15, 1997, and on each September 15 thereafter until the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, an Opinion of Counsel, dated as of such date, either
(i) stating that (A) in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Escrow Agreement and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Securities and the Trustee hereunder and under the Escrow Agreement with respect to the security interests in the Collateral or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          10.03.  Release of Collateral.
                  ---------------------

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Escrow Agreement only in accordance with the provisions of the Escrow Agreement.

          (b) Except to the extent that any Lien on proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Lien and security interest created by the Escrow Agreement pursuant to the provisions of the Escrow Agreement, other than to the Holders pursuant to the terms thereof, unless there shall have been delivered to the Trustee the certificate required by Section 10.03(d) and Section 10.04.

          (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities issued on the Issue Date shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Escrow Agreement, and no release of Collateral in contravention of this Section 10.03(c) shall be effective as against the Holders of Securities, except for the disbursement of all Available Funds (as defined in the Escrow Agreement) to the Trustee pursuant to Section 6(b) of the Escrow Agreement.

          (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms hereof or pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA (S) 314(d) relating to the release of property or securities from the Lien and security interest of the Escrow Agreement to be complied with. Any certificate or opinion required by TIA
(S)4(d) may be made by an Officer of the Company except in cases where TIA (S) 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the ex ercise of reasonable care.

          10.04.  Certificates of the Company.
                  ---------------------------

          The Company shall furnish to the Trustee, prior to any proposed release of Collateral other than pursuant to the express terms of the Escrow Agreement, (i) all documents required by TIA (S)314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA
(S)314(d). The Trustee may, to the extent permitted by Section 7.01 and Section 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          10.05.  Authorization of Actions To Be Taken by the Trustee Under the
                  -------------------------------------------------------------
Escrow Agreement.
----------------

          Subject to the provisions of Section 7.01 and Section 7.02, the Trustee may, without the consent of the Holders of Securities, on behalf of the Holders of Securities, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Escrow Agreement and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Escrow Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Securities in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Securities or of the Trustee).

          10.06.  Authorization of Receipt of Funds by the Trustee Under the
                  ----------------------------------------------------------
Escrow Agreement.
----------------

          The Trustee is authorized to receive any funds for the benefit of the Holders of Securities disbursed under the Escrow Agreement, and to make further distributions of such funds to the Holders of Securities according to the provisions of this Indenture.

          10.07.  Termination of Security Interest.
                  --------------------------------

          Upon the earliest to occur of (i) the date upon which the balance of Available Funds (as defined in the Escrow Agreement) shall have been reduced to zero, (ii) the payment in full of all obligations of the Company under this Indenture and the Securities, (iii) legal defeasance pursuant to Section 8.02 and (iv) covenant defeasance pursuant to Section 8.02, the Trustee shall, at the written request of the Company, release the Liens pursuant to this Indenture and the Escrow Agreement upon the Company's compliance with the provisions of the TIA pertaining to release of collateral.

          10.08.  Issuance of Contingent Warrants.
                  -------------------------------

          The Company will issue to Holders of the Securities warrants (the "Contingent Warrants"), exercisable for 8.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants, in the event that the Company does not effect a primary underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of shares of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director stock purchase plan) of Common Stock of the Company pursuant to an effective registration statement under the Securities Act on or prior to September 1, 1999, resulting in gross proceeds to the Company of at least $35,000,000. Such Contingent Warrants will have certain rights pursuant to the Warrant Agreement and holders thereof will have the benefits of the Warrant Shares Registration Rights Agreement.

          Any Contingent Warrants issued shall be issued to the Holders of the outstanding Securities as of September 1, 1999, pro rata, based upon the aggregate principal amount of the Securities held by such Holder as of August 15, 1999. Such Contingent Warrants shall be issued and delivered within 30 days of the record date for such issuance.

                                ARTICLE ELEVEN

                                 MISCELLANEOUS

          11.01.  Trust Indenture Act of 1939.
                  ---------------------------

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control; provided, however, that this Section
                                           --------  -------
11.01 shall not of itself require that this Indenture or the Trustee be qualified under the TIA or constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time this Indenture and the Trustee are required by the TIA to be so qualified.

          The provisions of Sections 310 through 317 of the TIA that impose duties on any person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

          11.02.  Notices.
                  -------

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

          If to the Company to:

          UNIFI COMMUNICATIONS, INC.
          900 Chelmsford Street
          Suite 312
          Lowell, Massachusetts  01851
          Attention:  Chief Financial Officer

          With a copy to:

          Latham & Watkins
          885 Third Avenue
          New York, New York  10022
          Attention:  Kirk A. Davenport, Esq.

          If to the Trustee to:

          Fleet National Bank
          1 Federal Street
          Boston, Massachusetts  02211
          Attention:  Corporate Trust Administration

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA (S)(S) 310(b), TIA
(S)(S) 313(c), TIA (S)(S) 314(a) and TIA (S)(S) 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities' register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee. Any notice or communication shall also be mailed to any other persons described in TIA (S)(S) 313(c) to the extent and in the manner required by the TIA.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          11.03.  Communication by Holders with Other Holders.
                  -------------------------------------------

          Holders may communicate pursuant to TIA (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligor, the Trustee, the Registrar and any other person shall have the protection of TIA (S)(S) 312(c).

          11.04.  Certificate and Opinion as to Conditions Precedent.
                  --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          11.05.  Statements Required in Certificate or Opinion.
                  ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that the person making such certificate or opinion has read and understands such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that
                                                        --------  -------
     with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          11.06.  Rules by Trustee, Paying Agent, Registrar.
                  -----------------------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          11.07.  Governing Law.
                  -------------

          The laws of the State of New York shall govern this Indenture and the Securities without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Securities.

          11.08.  No Interpretation of Other Agreements.
                  -------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          11.09.  No Recourse Against Others.
                  --------------------------

          A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

          11.10.  Successors.
                  ----------


          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          11.11.  Counterparts.
                  ------------

          The parties may sign any number of counterparts of this Indenture. Each such counterpart shall be an original, but all of them together represent the same agreement.

          11.12.  Separability.
                  ------------

          In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          11.13.  Table of Contents, Headings, etc.
                  --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          11.14.  Benefits of Indenture.
                  ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          11.15.  Business Days.
                  -------------

          If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.


                                 [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.

                              UNIFI COMMUNICATIONS, INC.


                              By:    /s/  Thomas P. Sosnowski
                                  ---------------------------
                                  Name:
                                  Title:

Attest:   /s/  Paula Litscher
        ---------------------
         Name:
         Title:



                              FLEET NATIONAL BANK,
                               as Trustee


                              By:    /s/ Michael Quaile
                                  ----------------------------
                                   Name:
                                   Title:

Attest:    /s/  Robert L. Bice, II
        -------------------------------
         Name:
         Title:

                                                            EXHIBIT A


                                 [FORM OF INITIAL SECURITY]


THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY THEN BE REQUIRED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS (OR SUCH SHORTER PERIOD AS MAY THEN BE REQUIRED BY RULE 144(k) UNDER THE SECURITIES ACT) AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

          FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND THE RULES AND REGULATIONS THEREUNDER, THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTION 1273 OF THE INTERNAL REVENUE CODE. YOU MAY CONTACT THE CHIEF FINANCIAL OFFICER OF UNIFI COMMUNICATIONS, INC. AT 900 CHELMSFORD STREET, LOWELL, MASSACHUSETTS 01851, TELEPHONE NUMBER (508) 551-7500, WHO WILL PROVIDE YOU WITH ANY REQUIRED INFORMATION REGARDING THE ORIGINAL ISSUE DISCOUNT.

                          UNIFI COMMUNICATIONS, INC.

                           14% SENIOR NOTE DUE 2004


No.                                                       $__________


          UNIFI COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on March 1, 2004, at the office or agency of the Company referred to below, and to pay cash interest thereon on March 1 and September 1, in each year, commencing on September 1, 1997, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 14% per annum, until the principal hereof is paid or duly provided for. The Company shall pay interest on overdue principal from time to time on demand at the rate of 2% per annum in excess of the rate provided in the immediately preceding sentence; to the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate provided in the immediately preceding sentence. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate provided for above, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to further provisions of this Security set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                              UNIFI COMMUNICATIONS, INC.


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:


                              By:
                                 ------------------------------------
                                 Name:
                                 Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


  This is one of the Securities referred to in the within-mentioned Indenture.

                              FLEET NATIONAL BANK,
                                    as Trustee


                              By:
                                 ------------------------------------
                                     Authorized Officer

Dated:

                             (Reverse of Security)

                          UNIFI COMMUNICATIONS, INC.

                           14% SENIOR NOTE DUE 2004


          1.   Indenture.  UNIFI COMMUNICATIONS, INC., a Delaware corporation
               ---------
(the "Company"), issued the Securities (as defined below) under an Indenture, dated as of February 21, 1997 (the "Indenture"), between the Company and Fleet National Bank, a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture). This Security is one of a duly authorized issue of Initial Securities of the Company designated as its 14% Senior Notes due 2004 (the "Initial Securities"). The Securities are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $175,000,000. The Securities include the Initial Securities and the Exchange Securities (as defined below) issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.


          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          2.   Redemption.
               ----------

          (a) Optional Redemption.  The Securities are subject to redemption, at
              -------------------
the option of the Company, in whole or in part, at any time on or after March 1, 2001, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date if redeemed during the 12-month period beginning on March 1 of the years indicated below:

                                            Redemption
             Year                             Price
             ----                          -----------

             2001                           114.000%
             2002                           107.000%
             2003 and thereafter            103.500%

          (b) Optional Redemption upon Equity Offerings.  In the event that on
              -----------------------------------------
or prior to March 1, 2000, the Company consummates one or more Equity Offerings of its Common Stock, the Company may, at its option, redeem from the proceeds of such Equity Offerings no later than 60 days following the consummation of such offering, up to 33% of the aggregate principal amount of the Securities originally issued at a Redemption Price equal to 114% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, on the date of redemption of the Securities so redeemed; provided, however, that immediately
                                          --------  -------
after giving effect to any such redemption, not less than 67% of the aggregate principal amount of the Securities originally issued remains outstanding.

          (c) Interest Payments.  In the case of any redemption of Securities,
              -----------------
interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) Partial Redemption.  In the event of redemption of this Security
              ------------------
in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          3.   Offers to Purchase.  Sections 4.12 and 4.13 of the Indenture
               ------------------
provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          4.   Defaults and Remedies.  If an Event of Default shall occur and be
               ---------------------
continuing, the principal amount of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          5.   Defeasance.  The Indenture contains provisions (which provisions
               ----------
apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          6.   Amendments and Waivers.  The Indenture permits, with certain
               ----------------------
exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          7.   Denominations, Transfer and Exchange.  The Securities are
               ------------------------------------
issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          8.   Persons Deemed Owners.  Prior to and at the time of due
               ---------------------
presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          9.   Governing Law.  This Security shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without regard to conflicts of law principles.

          10.  Registration Rights.  Pursuant to the Registration Rights
               -------------------
Agreement between the Company and the Initial Purchaser, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Initial Security shall have the right to exchange this Initial Security for the Company's Series B 14% Senior Notes due 2004 (the "Exchange Securities"), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Initial Securities. The Holders of the Initial Securities shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          11.  Contingent Warrants.  In the event that the Company does not
               -------------------
effect a primary underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director or stock purchase plan) of its Common Stock on or prior to September 1, 1999 resulting in gross proceeds to the Company of at least $35.0 million, pursuant to Section 10.08 of the Indenture and in accordance with the terms of the Warrant Agreement between the Company and the Initial Purchaser, the Company will issue Contingent Warrants to the record Holders of Securities. Such Contingent Warrants will be exercisable for 8.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                                 Section 4.12 [  ]

                                 Section 4.13 [  ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount:

           $_______________ ($1,000 or an integral multiple thereof)

Date: _______         Your Signature:
                                     ___________________________________________
                                         (Sign exactly as your name
                                         appears on the other side
                                         of this Security)

Signature Guarantee:  ____________________________________

The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

1)   The Securities Transfer Agents Medallion Program;

2)   The NYSE Medallion Signature Program; and

3)   The Stock Exchanges Medallion Program.

                                ASSIGNMENT FORM

If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Security to

--------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number)
                                                    ---------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


(Print or type assignee's name, address and zip code) and irrevocably appoint


--------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: _____________      Your signature:
                                        --------------------------------------
                                         (Sign exactly as your name appears
                                         on the other side of this Security)


Signature Guarantee:
                     -----------------------------------------------------------
                     The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

                     1)   The Securities Transfer Agents Medallion Program;

                     2)   The NYSE Medallion Signature Program; and

                     3)   The Stock Exchanges Medallion Program.

In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) February 21, 2000, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                 [Check One]
                                  ---------

(1)  __   to the Company or a subsidiary thereof; or

(2)  __   pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3)  __   to an institutional "accredited investor" (as defined in Rule
          501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __   outside the United states to a "foreign person" in compliance with
          Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5)  __   pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6)  __   pursuant to an effective registration statement under the Securities
          Act of 1933, as amended; or

(7)  __   pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended,

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

   [    ]      The transferee is an Affiliate of the Company.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (3), (4), (5)
                                    --------  -------
or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in its sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.17 of the Indenture shall have been satisfied.


Dated: __________________________________    Signed:_________________________
                                                    (Sign exactly as name
                                                     appears on the other
                                                     side of this Security)


Signature Guarantee:
                     ----------------------------------------------------------


             TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ____________            -----------------------------------------------
                               NOTICE:  To be executed by an executive officer

                                                            EXHIBIT B


                          [FORM OF EXCHANGE SECURITY]

          PURSUANT TO PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986 RELATING TO ORIGINAL ISSUE DISCOUNT AND TREASURY REGULATIONS PUBLISHED THEREUNDER, THE FOLLOWING INFORMATION IS PROVIDED: (1) THIS SECURITY IS BEING ISSUED WITH
ORIGINAL ISSUE DISCOUNT IN THE AMOUNT OF $[      ] PER $1,000 OF PRINCIPAL
AMOUNT; (2) THE ISSUE PRICE OF THIS SECURITY IS $[      ] PER $1,000 OF
PRINCIPAL AMOUNT; (3) THE ISSUE DATE OF THIS SECURITY IS [            ]; (4) THE
"COMPARABLE YIELD" MATURITY OF THIS SECURITY (WITHIN THE MEANING OF TREASURY
REGULATION 1.1275-4) IS [    ]%; AND (5) THE "PROJECTED PAYMENT SCHEDULE"
(WITHIN THE MEANING OF TREASURY REGULATION 1.1275-4) IS AS FOLLOWS:

      DATE    AMOUNT PER $1,000 DATE     AMOUNT PER $1,000
      ----    ----------------- ----     -----------------

     [        ]  $[           ]  [        ] $[           ]


HOLDERS SHOULD REFER TO THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS SET FORTH IN THE OFFERING MEMORANDUM. CONTACT THE COMPANY AT 900 CHELMSFORD STREET, LOWELL, MASSACHUSETTS 01851, TELEPHONE NUMBER: (508) 551-7800, ATTENTION: CHIEF FINANCIAL OFFICER FOR MORE DETAILED INFORMATION CONCERNING THE COMPUTATION OF ORIGINAL ISSUE DISCOUNT SET FORTH HEREIN.


                          UNIFI COMMUNICATIONS, INC.

                       SERIES B 14% SENIOR NOTE DUE 2004

No.                                                       $__________


          UNIFI COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on March 1, 2004, at the office or agency of the Company referred to below, and to pay cash interest thereon on March 1 and September 1, in each year, commencing on September 1, 1997, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for at the rate of 14% per annum, until the principal hereof is paid or duly provided for. The Company shall pay interest on overdue principal from time to time on demand at the rate of 2% per annum in excess of the rate provided in the immediately preceding sentence; to the extent lawful, the Company shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate of 2% per annum in excess of the rate provided in the immediately preceding sentence. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular

Record Date for such interest, which shall be February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate provided for above, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that
                                                      --------  -------
payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to further provisions of this Security set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                              UNIFI COMMUNICATIONS, INC.


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:


                              By:
                                 ---------------------------------------
                                 Name:
                                 Title:



                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION


  This is one of the Securities referred to in the within-mentioned Indenture.

                              FLEET NATIONAL BANK,
                                    as Trustee


                              By:
                                 ----------------------------------------
                                 Authorized Officer

Dated:

                             (Reverse of Security)

                          UNIFI COMMUNICATIONS, INC.

                       SERIES B 14% SENIOR NOTE DUE 2004


          1.   Indenture.  UNIFI COMMUNICATIONS, INC., a Delaware corporation
               ---------
(the "Company"), issued the Securities (as defined below) under an Indenture, dated as of February 21, 1997 (the "Indenture"), between the Company and Fleet National Bank, a national banking association, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture). This Security is one of a duly authorized issue of Exchange Securities of the Company designated as its Series B 14% Senior Notes due 2004 (the "Exchange Securities"). The Securities are limited (except as otherwise provided in the Indenture) in aggregate principal amount to $175,000,000. The Securities include the 14% Senior Notes due 2004 (the "Initial Securities") and the Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.


          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          2.   Redemption.
               ----------

          (a) Optional Redemption.  The Securities are subject to redemption, at
              -------------------
the option of the Company, in whole or in part, at any time on or after March 1, 2001, upon not less than 30 nor more than 60 days' prior notice, at the following Redemption Prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date if redeemed during the 12-month period beginning on March 1 of the years indicated below:

                                            Redemption
             Year                                 Price
             ----                             -------------

             2001                             114.000%
             2002                             107.000%
             2003 and thereafter              103.500%

          (b) Optional Redemption upon Equity Offerings.  In the event that on
              -----------------------------------------
or prior to March 1, 2000, the Company consummates one or more Equity Offerings of its Common Stock, the Company may, at its option, redeem from the proceeds of such Equity Offerings no later than 60 days following the consummation of such offering, up to 33% of the aggregate principal amount of the Securities originally issued at a Redemption Price equal to 114% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, date of redemption of the Securities so redeemed; provided, however, that immediately after
                            --------  -------
giving effect to any such redemption, not less than 67% of the aggregate principal amount of the Securities originally issued remains outstanding.

          (c) Interest Payments.  In the case of any redemption of Securities,
              -----------------
interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) Partial Redemption.  In the event of redemption of this Security
              ------------------
in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          3.   Offers to Purchase.  Sections 4.12 and 4.13 of the Indenture
               ------------------
provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          4.   Defaults and Remedies.  If an Event of Default shall occur and be
               ---------------------
continuing, the principal amount of all of the outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

          5.   Defeasance.  The Indenture contains provisions (which provisions
               ----------
apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          6.   Amendments and Waivers.  The Indenture permits, with certain
               ----------------------
exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than two-thirds in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          7.   Denominations, Transfer and Exchange.  The Securities are
               ------------------------------------
issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the security register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          8.   Persons Deemed Owners.  Prior to and at the time of due
               ---------------------
presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

          9.   Governing Law.  This Security shall be governed by and construed
               -------------
in accordance with the laws of the State of New York, without regard to conflicts of law principles.

          10.  Contingent Warrants.  In the event that the Company does not
               -------------------
effect a primary underwritten public offering (excluding any offering pursuant to Form S-8 under the Securities Act or any other publicly registered offering pursuant to the Securities Act pertaining to an issuance of Common Stock or securities exercisable therefor under any benefit plan, employee compensation plan, or employee or director or stock purchase plan) of its Common Stock on or prior to September 1, 1999 resulting in gross proceeds to the Company of at least $35.0 million, pursuant to Section 10.08 of the Indenture and in accordance with the terms of the Warrant Agreement between the Company and the Initial Purchaser, the Company will issue Contingent Warrants to the record Holders of Securities. Such Contingent Warrants will be exercisable for 8.0% of the Common Stock of the Company on a fully-diluted basis as of the date of such issuance after giving effect to the issuance of such Contingent Warrants.

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Security purchased by the Company pursuant to
Section 4.12 or 4.13 of the Indenture, check the appropriate box:

                                 Section 4.12 [  ]

                                 Section 4.13 [  ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.12 or 4.13 of the Indenture, state the amount:

           $_______________ ($1,000 or an integral multiple thereof)

Date: __________         Your Signature:
                                        ________________________________________
                                         (Sign exactly as your name
                                         appears on the other side
                                         of this Security)

Signature Guarantee: ________________________________

The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

1)   The Securities Transfer Agents Medallion Program;

2)   The NYSE Medallion Signature Program; and

3)   The Stock Exchanges Medallion Program.

                                ASSIGNMENT FORM


If you the holder want to assign this Security, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Security to


-------------------------------------------------------------------------------


(Insert assignee's social security or tax ID number)___________________________


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

(Print or type assignee's name, address and zip code) and irrevocably appoint


------------------------------------------------------------------------------

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


------------------------------------------------------------------------------


Date: _____________      Your signature:______________________________________
                                    (Sign exactly as your name appears on the
other
                                    side of this Security)


Signature Guarantee:_________________________________________________________
               The holder's signature must be guaranteed by an eligible guarantor institution which is a member of one of the following recognized signature guarantee programs:

               1)   The Securities Transfer Agents Medallion Program;

               2)   The NYSE Medallion Signature Program; and

               3)   The Stock Exchanges Medallion Program.

                                                            EXHIBIT C


                    FORM OF LEGEND FOR BOOK-ENTRY SECURITY


          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.17 OF THE INDENTURE.

                                                            EXHIBIT D


                           Form of Certificate To Be
                          Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------


                                                            ___________, ____


Fleet National Bank
1 Federal Street
Boston, Massachusetts  02211

Attention:  Corporate Trust Administration


     Re:  Unifi Communications, Inc. (the "Company")
          14% Senior Notes due 2004 (the "Securities")
          --------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed purchase of $_______ aggregate principal amount of the Securities, we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated February 14, 1997, relating to the Securities and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of the Offering Memorandum.

          2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture dated as of February 21, 1997, relating to the Securities (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          3. We understand that the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities within three years after the original issuance of the Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
     (C) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.

          4. We understand that, on any proposed resale of any Securities, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

          6. We are acquiring the Securities purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                    Very truly yours,

                                    [Name of Transferee]


                                    By:____________________________________
                                           Authorized Signature

                                                            EXHIBIT E

                      Form of Certificate To Be Delivered
                         in Connection with Transfers
                           Pursuant to Regulation S
                   ----------------------------------------


                                                            ______________, ____


Fleet National Bank
1 Federal Street
Boston, Massachusetts  02211

Attention:  Corporate Trust Administration



          Re:   Unifi Communications, Inc. (the "Company")
                14% Senior Notes due 2004 (the "Securities")
                --------------------------------------------


Ladies and Gentlemen:

          In connection with our proposed sale of $___________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Securities was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Securities.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]


                              By:_____________________________________
                                    Authorized Signature

                                                            EXHIBIT G

                                 Subordination



          Among the standard subordination provisions that will be provided for in the documents governing the terms of any Subordinated Indebtedness of the Company which is permitted under clause (n) of the definition of "Permitted Indebtedness" in this Indenture, provisions substantially similar to the following shall be included therein. For the purposes of this Exhibit G only,
                                                                         ----
the following terms shall have the meanings ascribed below:

               "Senior Indebtedness" means the 14% Senior Notes due 2004 of the Company (the "Securities"), issued pursuant to the provisions of an Indenture dated as of February 21, 1997, between the Company and Fleet National Bank of Connecticut, as Trustee (the "Indenture"). All Senior Indebtedness, including without limitation the Securities, shall include, without limitation, any refinancings thereof, all principal, accreted value, interest or premium, if any, thereon, all charges, fees and expenses in connection therewith, and all interest accruing thereon during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder.

               "Senior Representative" means a designated representative of Senior Indebtedness, as such term (or a substantively similar term) shall be defined in any document governing the terms of any Senior Indebtedness.

               "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to Senior Indebtedness pursuant to the provisions of any document governing the terms of such Subordinated Indebtedness.

          1.   Payment Over of Proceeds upon Dissolution, etc.
               ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or
(b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

          (i) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness, or provision shall be made for such payment, before the holders of the Subordinated Indebtedness are entitled to receive any payment or distribution of any kind or character on account of principal of, premium, if any, or interest on the Subordinated Indebtedness other than payments out of a defeasance trust; and

          (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the holders of the Subordinated Indebtedness would be entitled but for these provisions shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness other than payments out of a defeasance trust and payments in the form of Subordinated Indebtedness; and

          (iii) in the event that, notwithstanding the foregoing provisions, any holder of any Subordinated Indebtedness shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on the Subordinated Indebtedness before all Senior Indebtedness is paid in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          2.   Suspension of Payment When Senior Indebtedness in Default.
               ---------------------------------------------------------

          (i) Unless the preceding Section 1 shall be applicable, upon the occurrence of a default in the payment when due of principal, premium, if any, or interest on any Senior Indebtedness (a "Payment Default"), no payment or distribution of any assets of the Company of any kind or character shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Subordinated Indebtedness or on account of the purchase, redemption or other acquisition of any Subordinated Indebtedness (other than payments previously made pursuant to the satisfaction and discharge provisions of any document governing such Subordinated Indebtedness) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to the preceding Section 1 (if applicable), the Company shall resume making any and all required payments in respect of the Subordinated Indebtedness, including any missed payments.

          (ii) Unless the preceding Section 1 shall be applicable, upon the occurrence of a default (other than a Payment Default) with respect to any term or provision of any Senior Indebtedness (a "Non-Payment Default") and upon the earlier to occur of (i) the fifth day following receipt by the Company from a Senior Representative of written notice of such occurrence (a "Payment Blockage Notice"), or (ii) if such Non-Payment Default results from acceleration of the Subordinated Indebtedness, the date of such acceleration, no payment or distribution of any assets of the Company of any kind or character (other than payments previously made pursuant to the satisfaction and discharge provisions of any instruments governing such Subordinated Indebtedness) shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Subordinated Indebtedness or on account of the purchase, redemption or other acquisition of Subordinated Indebtedness for a period (``Payment Blockage Period'') commencing on the fifth day following receipt by the Company of such notice or the date of acceleration referred to in clause
(ii) above, as the case may be, unless and until the earliest to occur of the following events: (w) 179 days shall have elapsed since receipt of such written notice by the Company or the date of such acceleration (provided such Senior

Indebtedness shall not theretofore have been accelerated), (x) such non-payment default shall have been cured or waived or shall have ceased to exist, (y) such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company from the Senior Representative initiating such Payment Blockage Period, after which, in each case, the Company shall resume making any and all required payments in respect of the Subordinated Indebtedness, including any missed payments. Notwithstanding any other provision contained herein, only one Payment Blockage Period may be commenced within any consecutive 365-day period. No Non-Payment Default with respect to Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the fifth day following the receipt by the Company of the notice referred to in clause (1) of this Section 2(b) or the date of the acceleration referred to in clause (ii) of this Section 2(b) and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect.

          (iii) In the event that, notwithstanding the foregoing, any holder of any Subordinated Indebtedness shall have received any payment prohibited by the foregoing provisions of this Section 2, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representative or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

          3.   Subrogation to Rights of Holders of Senior Indebtedness.
               -------------------------------------------------------

          Upon the payment in full in cash of all Senior Indebtedness, the holders of the Subordinated Indebtedness shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Subordinated Indebtedness shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the holders of the Subordinated Indebtedness would be entitled except for these provisions, and no payments over pursuant to these provisions to the holders of Senior Indebtedness by holders of the Subordinated Indebtedness shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of the Subordinated Indebtedness, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the holders of Subordinated Indebtedness would otherwise have been entitled but for these provisions shall have been applied, pursuant to these provisions, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the holders of Subordinated Indebtedness shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

          4.   No Waiver of Subordination Provisions.
               -------------------------------------

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants as described herein, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of Section 4(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Subordinated Indebtedness, without incurring responsibility to the holders of the Subordinated Indebtedness and without impairing or releasing the subordination provided herein or the obligations hereunder of the holders of the Subordinated Indebtedness to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person; provided,
                                                                     --------
however, that in no event shall any such actions limit the right of the holders
-------
of the Subordinated Indebtedness to take any action to accelerate the maturity of the Subordinated Indebtedness pursuant to the provisions of any instrument governing the terms of Subordinated Indebtedness or to pursue any rights or remedies thereunder or under applicable laws if the taking of such action does not otherwise violate the provisions of any instrument governing the terms of Subordinated Indebtedness.